Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

RICHMOND DIVISION

In re LandAmerica Financial Group, Inc., et al., Debtors.	) ) ) ) ) ) )	Chapter 11 Case No. 08-35994 (KRH) Jointly Administered

JOINT CHAPTER 11 PLAN OF

LANDAMERICA FINANCIAL GROUP, INC. AND ITS AFFILIATED DEBTORS

Nothing contained herein shall constitute an offer, acceptance or a legally binding obligation of the Debtors or any other party in interest and this Plan is subject to approval of the Bankruptcy Court and other customary conditions. This Plan is not an offer with respect to any securities. This is not a solicitation of acceptances or rejections of the Plan. Acceptances or rejections with respect to this Plan may not be solicited until a disclosure statement has been approved by the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division. Such a solicitation will only be made in compliance with applicable provisions of securities and/or bankruptcy laws. YOU SHOULD NOT RELY ON THE INFORMATION CONTAINED IN, OR THE TERMS OF, THIS PLAN FOR ANY PURPOSE (INCLUDING IN CONNECTION WITH THE PURCHASE OR SALE OF THE DEBTORS’ SECURITIES) PRIOR TO THE APPROVAL OF THIS PLAN BY THE BANKRUPTCY COURT.

Dated:	Richmond, Virginia
September 9, 2009
McGUIREWOODS LLP Co-Counsel for Debtors and Debtors In Possession One James Center 901 East Cary Street Richmond, Virginia 23219-4030 (804) 775-1000	WILLKIE FARR & GALLAGHER LLP Co-Counsel for Debtors and Debtors In Possession 787 Seventh Avenue New York, New York 10019 (212) 728-8000

6.3.	Elimination of Vacant Classes.	37
6.4.	Voting Classes; Deemed Acceptance by Non-Voting Classes.	37
6.5.	Confirmation of All Cases.	37
ARTICLE VII. MEANS FOR IMPLEMENTATION		38
7.1.	No Substantive Consolidation.	38
7.2.	Cancellation of Existing Securities and Agreements.	38
7.3.	Vesting of Assets.	39
7.4.	Cancellation of Certain Existing Security Interests.	39
7.5.	Officers and Boards of Directors.	40
7.6.	Corporate Action.	40
7.7.	Monetization of Assets of the Subsidiary Debtors.	41
7.8.	Closing of the Debtors’ Chapter 11 Cases.	41
7.9.	Subordination of Indemnification Claims.	41
7.10.	Solicitation of Debtors.	41
7.11.	Third Party Exchange Notes.	42
7.12.	Lead Case Fee Claims.	42
7.13.	Asset Sale Escrow Cash.	42
7.14.	Escrow Exchange Agreement Cash.	42
7.15.	Notice of Resolution of Litigation.	42
7.16.	Post-Effective Date LFG.	42
ARTICLE VIII. THE TRUSTS		43
8.1.	Generally.	43
8.2.	Creation and Funding of the Trusts.	43
8.3.	Operations of the Trusts.	44
8.4.	Distribution of Proceeds.	45
8.5.	Fees and Expenses of the Trusts.	45
8.6.	Inter-Trust Agreement.	46
8.7.	Termination of the Trusts.	46
8.8.	Transferability of Trust Interests.	46
8.9.	Tax Treatment of Holders of Trust Interests.	46
8.10.	Nature of Trust Interests.	46
8.11.	Distribution of Waterfall Proceeds.	46
8.12.	LES Trust Proceeds.	47
8.13.	LFG Trust Proceeds.	47
8.14.	SD Trust Proceeds.	47
8.15.	Trustees – Appointment and Duties.	47
ARTICLE IX. DISTRIBUTIONS		48
9.1.	Distributions.	48
9.2.	No Postpetition Interest on Claims.	48
9.3.	Date of Distributions.	48
9.4.	Distribution Record Date.	48
9.5.	Delivery of Distribution.	49
9.6.	Unclaimed Property.	49
9.7.	Satisfaction of Claims.	49

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9.8.	Manner of Payment Under Plan.	49
9.9.	No Distribution in Excess of Amount of Allowed Claim.	49
9.10.	Setoffs and Recoupments.	50
9.11.	Withholding and Reporting Requirements.	50
9.12.	Fractional Shares.	50
9.13.	Hart-Scott Rodino Antitrust Improvements Act.	51
ARTICLE X. PROCEDURES FOR RESOLVING CLAIMS		51
10.1.	Objections to Claims.	51
10.2.	Amendment to Claims.	51
10.3.	Disputed Claims.	52
10.4.	Estimation of Claims.	53
10.5.	Expenses Incurred On or After the Effective Date.	54
ARTICLE XI. PROCEDURES FOR LES DAMAGES CLAIMS		54
11.1.	Timing of Allowance.	54
11.2.	Procedures for Allowance of LES Damages Claims.	54
11.3.	Timing of Distributions.	55
ARTICLE XII. EXECUTORY CONTRACTS AND UNEXPIRED LEASES		55
12.1.	General Treatment.	55
12.2.	Insurance Policies.	55
12.3.	Claims Based on Rejection of Executory Contracts or Unexpired Leases.	56
12.4.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.	56
12.5.	Post-Petition Contracts and Leases.	57
ARTICLE XIII. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN		57
13.1.	Conditions Precedent to Confirmation.	57
13.2.	Conditions Precedent to the Effective Date.	57
13.3.	Waiver of Conditions Precedent and Bankruptcy Rule 3020(e) Automatic Stay.	58
13.4.	Effect of Failure of Conditions.	58
ARTICLE XIV. EFFECT OF CONFIRMATION		58
14.1.	Binding Effect.	58
14.2.	Term of Pre-Confirmation Injunctions or Stays.	59
14.3.	Injunction Against Interference With Plan.	59
14.4.	Injunction.	59
14.5.	Exculpation.	60
14.6.	Injunction Related to Exculpation.	61
14.7.	Claims Between and Against Other Debtors.	61
14.8.	LFG Guarantee Claims.	61
14.9.	Release of Certain Avoidance Actions.	61
14.10.	Retention of Causes of Action/Reservation of Rights.	61
14.11.	Indenture Trustee Charging Lien.	62
ARTICLE XV. RETENTION OF JURISDICTION		62
ARTICLE XVI. MISCELLANEOUS PROVISIONS		64

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16.1.	Exemption from Certain Transfer Taxes.	64
16.2.	Dissolution of Creditors Committees.	64
16.3.	Termination of Professionals.	64
16.4.	Access.	64
16.5.	Amendments.	64
16.6.	Revocation or Withdrawal of this Plan.	65
16.7.	Allocation of Plan Distributions Between Principal and Interest.	65
16.8.	Severability.	65
16.9.	Governing Law.	66
16.10.	Section 1125(e) of the Bankruptcy Code.	66
16.11.	Inconsistency.	66
16.12.	Time.	66
16.13.	Exhibits.	66
16.14.	Notices.	66
16.15.	Filing of Additional Documents.	68
16.16.	Reservation of Rights.	68

INTRODUCTION

LandAmerica Financial Group, Inc. and the other debtors1 and debtors in possession in the above-captioned cases, propose the following joint chapter 11 plan for the resolution of the Claims2 against and Interests in the Debtors. Reference is made to the Disclosure Statement for a discussion of the Debtors’ history, businesses, properties and operations, risk factors, a summary and analysis of this Plan, and certain related matters including, among other things, certain tax matters, and the securities and other consideration to be issued and/or distributed under this Plan. Subject to certain restrictions and requirements set forth in 11 U.S.C. § 1127, Fed. R. Bankr. P. 3019 and Sections 16.5 and 16.6 hereof, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan prior to its substantial consummation.

The Persons that are entitled to vote on this Plan are encouraged to read the Plan and the Disclosure Statement and their respective exhibits and schedules in their entirety before voting to accept or reject the Plan. No materials other than the Disclosure Statement, the Voting Procedures Order and their respective schedules and exhibits attached thereto and referenced therein have been authorized by the Bankruptcy Court for use in soliciting acceptances or rejections of the Plan.

_________________________

1                The last four digits of the taxpayer identification numbers of the debtors follow in parentheses: (i) LandAmerica Financial Group, Inc. (9611); (ii) LandAmerica 1031 Exchange Services, Inc. (9044); (iii) LandAmerica Assessment Corporation (9529); (iv) LandAmerica Title Company (4840); (v) Southland Title Corporation (0572); (vi) Southland Title of Orange County (4300); (vii) Southland Title of San Diego (2710); and (viii) LandAmerica Credit Services, Inc. (4378). Each of the Debtors has a mailing address of 5600 Cox Road, Glen Allen, Virginia 23060.

[2]	All capitalized terms used but not defined herein have the meanings set forth in Article I herein.

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ARTICLE I

DEFINITIONS AND INTERPRETATION

A.	Definitions.

The following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural):

1.1.              3.125% Debentures means the 3.125% Convertible Senior Debentures due 2033 issued by LFG under the 2003 Indenture.

1.2.              3.25% Debentures means the 3.25% Convertible Senior Debentures due 2034 issued by LFG under the 2004 Indenture.

1.3.              2003 Indenture means that certain Indenture dated as of November 26, 2003, between LFG and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, as Trustee as supplemented or amended, pursuant to which $98,500,000 in aggregate principal amount of the 3.125% Debentures were issued and outstanding on the LFG Petition Date.

1.4.              2004 Indenture means that certain Indenture dated as of May 11, 2004, between LFG and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, as supplemented or amended, pursuant to which LFG issued $125,000,000 in aggregate principal amount of the 3.25% Debentures, were issued and outstanding on the LFG Petition Date.

1.5.              2008 E&O Policy means the insurance policies with a policy period ending December 31, 2008, set forth on Schedule 1.5 to this Plan.

1.6.              Administrative Expense Claim means any right to payment constituting a cost or expense of administration of the Chapter 11 Cases of the kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to sections 363, 364(c)(1), 365, 503(b), 507(a)(2) or 507(b) of the Bankruptcy Code (other than a Fee Claim or U.S. Trustee Fees) for the period from the Petition Date to the Effective Date.

1.7.              Aggregate PBGC Amount means the aggregate amount paid by LFG and the Subsidiaries to the PBGC with respect to the Cash Balance Plan in order to effectuate a termination or distribution on account of Allowed Claims of the PBGC.

1.8.              Allowed Claim or Allowed “_____” Claim (with respect to a specific type of Claim, if specified)means: (a) any Claim (or a portion thereof) as to which no action to dispute, deny, equitably subordinate or otherwise limit recovery with respect thereto, or alter priority thereof, has been sought within the applicable period of limitation fixed by applicable law, except to the extent the Debtors, the Post-Effective Date Entities, or the Trustees, as applicable and as authorized pursuant to the Plan, object to the enforcement of such Claim or, if an action to dispute, deny, equitably subordinate or otherwise limit recovery with respect thereto, or alter priority thereof, has been sought, to the extent such Claim has been allowed (whether in whole or in part) by a Final Order of a court of competent jurisdiction with respect to the subject matter; or (b) any Claim or portion thereof that is allowed (i) in any contract, instrument or other agreement

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entered into in connection with the Plan, (ii) pursuant to the terms of the Plan, (iii) by Final Order of the Bankruptcy Court, or (iv) with respect to an Administrative Expense Claim only (x) that was incurred by a Debtor in the ordinary course of business during the Chapter 11 Cases to the extent due and owing without defense, offset, recoupment or counterclaim of any kind, and (y) that is not otherwise disputed.

1.9.              ARS Litigation means all Claims and/or Causes of Action, including proceeds from the sale, settlement or other disposition of such Claims and/or Causes of Action, (a) against brokers, banks or other institutions or parties, including, but not limited to the Persons identified on Schedule 1.9 hereto, involved in the underwriting, offering, marketing, and/or sale of the Auction Rate Securities and/or (b) otherwise relating to the Auction Rate Securities’ purchase, sale, transfer, value and/or liquidity. The ARS Litigation shall also include all Claims and/or Causes of Action against unaffiliated third parties, including, but not limited to, SunTrust Bank, that held or hold Exchange Funds, and proceeds from the sale or settlement of such Claims and/or Causes of Action against unaffiliated third parties. Notwithstanding the foregoing, the ARS Litigation shall not include Claims and Causes of Action against officers and directors of LES and LFG or the professionals described in the definition of Other Litigation.

1.10.              ARS Litigation Committee means the committee to be appointed in accordance with, and to exercise the duties set forth in, the LES Trust Agreement, which duties shall be in the nature of and/or include advising with respect to the actions of the LES Trustee pertaining to the ARS Litigation Sub-Trust. The ARS Litigation Committee shall consist of [nine] members (who may be the same members as on the LES Remaining Assets Committee) to be identified in the LES Trust Agreement, or other filing with the Bankruptcy Court, which shall include (a) seven (7) representatives selected by the LES Creditors Committee; (b) a representative selected by Matthew B. Luxenberg; and (c) a representative selected by Millard Refrigerated Services, Inc. In addition, there shall be one (1) ex officio non-voting representative selected by the LFG Creditors Committee.

1.11.              ARS Litigation Proceeds means proceeds of the ARS Litigation, net of costs and expenses.

1.12.              ARS Litigation Sub-Trust means the sub-trust of the LES Trust to be created on the Effective Date for the purpose of (a) prosecuting and/or settling the ARS Litigation, (b) monetizing and distributing proceeds of the sale or other disposition of the Auction Rate Securities, and (c) holding for distribution any proceeds of the Auction Rate Securities that may exist prior to the Effective Date in accordance with the provisions of the Plan, the LES Trust Agreement and the Inter-Trust Agreement.

1.13.              ARS Litigation Sub-Trust Assets means the (a) ARS Litigation, and (b) the Auction Rate Securities and/or the proceeds from the sale or other disposition of the Auction Rate Securities.

1.14.              Asset Sale Escrow Account means an escrow or other account listed on Schedule 1.14 of this Plan, established for the benefit of the Subsidiaries in connection with the sale of Assets of LFG or a subsidiary thereof and funded with the net proceeds of such sale.

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1.15.              Asset Sale Escrow Cash means the aggregate amount of Cash held as of the Effective Date in the Asset Sale Escrow Accounts.

1.16.              Assets means all of the right, title and interest of the Debtors in and to property of whatever type or nature (real, personal, mixed, intellectual, tangible or intangible).

1.17.              Auction Rate Securities means the securities identified on Schedule 1.17 of this Plan.

1.18.              Ballot means the form distributed to holders of impaired Claims and Interests entitled to vote on the Plan on which is to be indicated the acceptance or rejection of the Plan approved by the Bankruptcy Court.

1.19.              Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

1.20.              Bankruptcy Court means the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division, or any other court exercising competent jurisdiction over the Chapter 11 Cases or any proceeding therein.

1.21.              Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Chapter 11 Cases, and the Local Rules of the United States Bankruptcy Court for the Eastern District of Virginia.

1.22.              Bar Date means the deadline for filing proof of a Claim that arose on or prior to the applicable Petition Date, as established by an order of the Bankruptcy Court or the Plan, and as applicable to such Claim.

1.23.              Business Day means any day other than a Saturday, Sunday, or a “legal holiday,” as defined in Bankruptcy Rule 9006(a).

1.24	Cash means the legal currency of the United States and equivalents thereof.

1.25.              Cash Balance Plan means the LandAmerica Cash Balance Plan, a defined benefit pension plan which is subject to Title IV of the Employee Retirement Income Security Act of 1974 and is within the jurisdiction of the PBGC.

1.26.              Causes of Action means any and all actions, causes of action (including avoidance actions), suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment, and claims, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise, and expressly including any defenses or equitable remedies necessary for the adjudication of such Causes of Action.

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1.27.              Chapter 11 Cases means the jointly-administered cases under chapter 11 of the Bankruptcy Code commenced by the Debtors in the Bankruptcy Court and styled LandAmerica Financial Group, Inc., etal., No. 08-35994 (KRH) (Jointly Administered).

1.28.              Claim means any “claim” against any Debtor as defined in section 101(5) of the Bankruptcy Code.

1.29.              Claims Agent means Epiq Bankruptcy Solutions, LLC, or any other entity approved by the Bankruptcy Court to act as the Debtors’ claims and noticing agent pursuant to 28 U.S.C. §156(c).

1.30.              Class means each category of Claims or Interests established under Article IV of the Plan pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.

1.31.              Collateral means any property or interest in property of the Debtors subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.

1.32.              Commingled Exchange Agreement means an Exchange Agreement which is not a Segregated Exchange Agreement or an Escrow Exchange Agreement.

1.33.              Commingled Exchange Principal Claim means the Principal Claim arising from a Commingled Exchange Agreement as set forth on Schedule 1.33 of this Plan.

1.34.              Commingled Guarantee Claim means a Commingled Exchange Principal Claim against LFG, as set forth on Schedule 1.34 of this Plan, held by an Exchange Customer arising from a written guarantee executed by or on behalf of LFG of LES’s performance under a Commingled Exchange Agreement.

1.35.              Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

1.36.              Confirmation Hearing means the first hearing to be held by the Bankruptcy Court regarding confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

1.37.              Confirmation Order means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

1.38.              Consolidated Tax Group means the affiliated group within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended, or any similar group defined under a similar provision of state or local law, in each case of which LFG is the common parent.

1.39.              Convertible Senior Debentures means collectively the 3.125% Debentures and the 3.25% Debentures.

1.40.              Creditors Committees means the LFG Creditors Committee and the LES Creditors Committee.

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1.41.	Cure Amount has the meaning set forth in Section 12.4 of this Plan.
1.42.	Cure Dispute has the meaning set forth in Section 12.4 of this Plan.
1.43.	Cure Schedule has the meaning set forth in Section 12.4 of this Plan.

1.44.              Damages Claim Form means a form setting forth, inter alia, the basis for alleged LES Damages Claims, including any statutory provisions or other legal authorities that support such Claim, submitted pursuant to Section 11.2 of this Plan by a Person who timely filed a proof of Claim asserting a LES Damages Claim, which form shall be filed as part of the Plan Supplement.

1.45.              Damages Claim Objection Deadline means (a) the date that is ninety (90) days after the Principal Satisfaction Date, or (b) such later date or dates as may be established by the Bankruptcy Court, whether before or after the original Damages Claim Objection Deadline.

1.46.              Debtor(s) means, individually or collectively, (a) each of the debtors and debtors in possession identified on Schedule 1.46 hereto, and (b) such additional debtors and debtors in possession who commence cases under chapter 11 of the Bankruptcy Code on or before the Voting Deadline and whose cases are jointly administered under Case No. 08-35994 (KRH), with such additional debtors to be identified in the Plan Supplement.

1.47.              Disallowed means a finding of the Bankruptcy Court in a Final Order, or provision in the Plan providing, that a Disputed Claim shall not be an Allowed Claim.

1.48.              Disclosure Statement means the disclosure statement that relates to this Plan, as such disclosure statement may be amended, modified, or supplemented (including all exhibits and schedules annexed thereto or referred to therein).

1.49.              Disclosure Statement Hearing means a hearing held by the Bankruptcy Court to consider approval of the Disclosure Statement as containing adequate information as required by section 1125 of the Bankruptcy Code, as the same may be adjourned or continued from time to time.

1.50.              Disputed Claim means, as of any relevant date, any Claim, or any portion thereof: (a) that is not an Allowed Claim or Disallowed Claim as of the relevant date; or (b) for which a proof of Claim or Interest has been timely filed with the Bankruptcy Court or a written request for payment has been made, to the extent the Debtors or any party in interest has interposed a timely objection or request for estimation, which timely objection or request for estimation has not been withdrawn or determined by a Final Order as of the relevant date.

1.51.	Disputed DOF has the meaning set forth in Section 10.3 of this Plan.

1.52.              Distribution Date means (a) the Initial Distribution Date, or (b) any Subsequent Distribution Date.

1.53.              Distribution Record Date means, with respect to all Classes, the Effective Date or such other date as shall be established by the Bankruptcy Court in the Confirmation Order.

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1.54.              Effective Date means the first Business Day on which all conditions to the Effective Date set forth in Section 13.2 hereof have been satisfied or waived, and no stay of the Confirmation Order is in effect.

1.55.              Enjoined Action means any suit, action, investigation or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative, or other forum) against a prepetition officer or director of a Debtor to the extent that prosecution of such suit, action, investigation or other proceeding may deplete any insurance policy owned or purchased by one or more of the Debtors (or their predecessors). Notwithstanding the foregoing, an Enjoined Action shall not include any suit, action, or other proceeding to the extent, but only to the extent, such suit, action, or other proceeding: (a) is the subject of either a (i) written agreement of the LFG Trustee and the LES Trustee, or (ii) Bankruptcy Court order, and in each of (i) and (ii), which agreement or order states or determines that such suit, action or other proceeding will not deplete proceeds of an insurance policy which proceeds would otherwise be available to satisfy a judgment, settlement or other payment that could be made to the Trusts with respect to the Trust Causes of Action; or (b) is brought after the ARS Litigation and the Other Litigation have been fully and finally resolved.

1.56.              Escrow Exchange Agreement means an Exchange Agreement set forth on Schedule 1.56 of this Plan.

1.57.              Estate means each estate created with respect to each Debtor in the Chapter 11 Cases pursuant to section 541 of the Bankruptcy Code.

1.58.              Exchange Agreements means agreements entered into by and between LES and Persons whereby LES, as a qualified intermediary, acquired the net Cash and/or other consideration from the sales of the Persons’ relinquished properties.

1.59.              Exchange Customer means a Person that entered into an Exchange Agreement with LES.

1.60.              Exchange Funds means the net consideration from the sale of relinquished property acquired by LES pursuant to an Exchange Agreement.

1.61.              Existing Securities Law Claim means any Claim, whether or not the subject of an existing lawsuit: (a) arising from rescission of a purchase or sale of any securities of any Debtor or an affiliate of any Debtor; (b) for damages arising from the purchase or sale of any such security; (c) for violations of the securities laws, misrepresentations, or any similar Claims, including, to the extent related to the foregoing or otherwise subject to subordination under section 510(b) of the Bankruptcy Code, any attorneys’ fees, other charges, or costs incurred on account of the foregoing Claims; or (d) except as otherwise provided for in this Plan, for reimbursement, contribution, or indemnification allowed under section 502 of the Bankruptcy Code on account of any such Claim.

1.62.              Extended Trust Termination Date shall have the meaning set forth in Section 8.7 of this Plan.

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1.63.              Family Members means, with respect to any individual, such Person’s spouse, children, siblings, parents and all lineal descendants of such Person’s parents (in each case, natural or adopted).

1.64.              Fee Claims means (a) the Lead Case Fee Claim, and (b) any other Claims by a Professional Person for compensation, indemnification or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103(a) of the Bankruptcy Code in connection with the Chapter 11 Cases.

1.65.              Final Order means an order, ruling or judgment of the Bankruptcy Court (or other court of competent jurisdiction) entered by the Clerk of the Bankruptcy Court on the docket in the Chapter 11 Cases (or by the clerk of such other court of competent jurisdiction on the docket of such court) that: (a) is in full force and effect; (b) is not stayed; and (c) is no longer subject to review, reversal, modification or amendment, by appeal or writ of certiorari; provided, however, that the possibility that a motion under Rule 50 or 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Federal Rules of Civil Procedure or Bankruptcy Rules, may be filed relating to such order, ruling or judgment shall not cause such order, ruling or judgment not to be a Final Order.

1.66.              Former Underwriting Subsidiaries means United Capital Title Insurance Company, Lawyers Title Insurance Corporation and Commonwealth Land Title Insurance Company.

1.67.              General Unsecured Claim means any Claim other than: (a) an Existing Securities Law Claim; (b) a Secured Claim; (c) an Administrative Expense Claim; (d) a Fee Claim; (e) a Priority Tax Claim; and (f) a Priority Non-Tax Claim, and shall not include Claims that are Disallowed or released, whether by operation of law or pursuant to order of the Bankruptcy Court, written release or settlement, the provisions of this Plan or otherwise.

1.68.	Governors shall have the meaning set forth in Section 7.5 of this Plan.

1.69.             Indemnification Claim means a Claim against LES or LFG held by a prepetition officer or director of LES or LFG, as applicable, for indemnification pursuant to: (a) any Debtor’s certificate of incorporation, by-laws, or similar organizational document, or (b) any employment or other written agreement with any Debtor, or (c) common law or otherwise.

1.70.             Indenture Trustee means The Bank of New York Mellon in its capacity as the indenture trustee for the 3.125% Debentures and the 3.25% Debentures issued by LFG.

1.71.	Indentures means collectively, the 2003 Indenture and the 2004 Indenture.

1.72.             Initial Distribution Date means the Effective Date or as soon as reasonably practicable thereafter as may be reasonably determined by each Trustee in accordance with the terms of the applicable Trust Agreement to make initial Plan Distributions.

1.73.             Initial Trust Termination Date shall have the meaning set forth in Section 8.7 of this Plan.

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1.74.             Initial Waterfall Distribution means an LES Waterfall Distribution made prior to the full satisfaction of all Allowed Segregated Exchange Principal Claims and all Allowed Note Exchange Collectible Claims.

1.75.             Intercompany Claim means any Claim (including an Administrative Expense Claim), Cause of Action, or remedy asserted by a (a) Debtor against another Debtor, or (b) non-Debtor that is an affiliate and/or Subsidiary of any Debtor against a Debtor.

1.76.             Interest means the interest (whether legal, equitable, contractual or other rights) of any holders of equity securities of any of the Debtors represented by shares of common or preferred stock or other instruments evidencing an ownership interest in any of the Debtors, whether or not certificated, transferable, voting or denominated “stock” or a similar security, or any option, warrant or right, contractual or otherwise, to acquire any such interest, and any Existing Securities Law Claim arising out of any of the foregoing.

1.77.             Inter-Trust Agreementmeans the agreement governing the relationship and transactions between the LES Trust and the LFG Trust, which shall be filed as part of the Plan Supplement and shall be in form and substance reasonably acceptable to both the LES Creditors Committee and the LFG Creditors Committee.

1.78.	IRS means the Internal Revenue Service.

1.79.              Lead Case Fee Claims means Allowed Claims for fees and expenses of counsel to the Lead Case Plaintiffs that vote in favor of the Plan, which fees and expenses shall consist of (a) up to $1.8 million to reimburse reasonable allowed professional expenses of Millard Refrigerated Services, Inc., and (b) up to $1.2 million in the aggregate to reimburse unpaid reasonable allowed professional expenses of Howard Finkelstein, Frontier Pepper’s Ferry LLC, and the Matthew B. Luxenberg Revocable Family Trust, and which fees and expenses have been Allowed by Final Order of the Bankruptcy Court after the filing of a fee application requesting approval of such fees and expenses.

1.80.              Lead Case Plaintiffs means Howard Finkelstein, Frontier Pepper’s Ferry, LLC, Matthew B. Luxenberg, as trustee of the Matthew B. Luxenberg Revocable Family Trust, and Millard Refrigerated Services, Inc.

1.81.	LES means LandAmerica 1031 Exchange Services, Inc., one of the Debtors.

1.82               LES 2008 E&O Policy Actions means, subject to Section 12.2 of this Plan, any and all Causes of Action against the insurers that are a party to the 2008 E&O Policy to recover proceeds on claims relating to LES or to enforce the rights of LES under such 2008 E&O Policy. For the avoidance of doubt, LES 2008 E&O Policy Actions shall not include any Causes of Action against the insurers that are a party to the 2008 E&O Policy to recover proceeds on claims relating to Debtors other than LES or to enforce the rights of such Debtors under such 2008 E&O Policy.

1.83.              LES Chapter 5 Litigation means all claims and/or Causes of Action of LES arising under chapter 5 of the Bankruptcy Code or analogous applicable state law.

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1.84.              LES Creditors Committee means the Official Committee of Unsecured Creditors appointed by the U.S. Trustee in the Chapter 11 Case of LES.

1.85.              LES Damages Claim means a Claim held by an Exchange Customer, in its capacity as such, that is not a Principal Claim.

1.86.              LES Escrow Exchange Claim means a Principal Claim arising from an Escrow Exchange Agreement.

1.87.              LES Escrow Exchange Distribution means Cash in an amount equal to ninety-seven percent (97%) of an Allowed LES Escrow Exchange Claims.

1.88.              LES Equity Interests means the Interests in LES outstanding prior to the Effective Date.

1.89.              LES General Unsecured Claim means any General Unsecured Claim against LES other than a Segregated Exchange Principal Claim, a Note Exchange Collectible Claim or an LES Damages Claim.

1.90.              LES Government Administrative Expense Claim means the Allowed Administrative Expense Claim of LES against LFG in an amount equal to: (a) the aggregate amount of all Allowed Claims of the PBGC against LES, minus, the LES PBGC Claim; plus, (b) the aggregate amount of all Allowed Claims of the IRS against LES, minus, the LES IRS Claim.

1.91.              LES IRS Claim means an amount not greater than $500,000 to the extent the IRS has an Allowed Claim against the Consolidated Tax Group.

1.92.              LES Other Assets means all Assets of LES as of the Effective Date other than (a) the Cash held by LES as of the Effective Date, (b) the LES Trust Causes of Action, (c) the Auction Rate Securities and proceeds of the disposition of the Auction Rate Securities, and (d) the LES Government Administrative Expense Claim. For the avoidance of doubt, LES Other Assets does not include the Other Litigation.

1.93.              LES PBGC Claim means an amount equal to the lesser of (a) $5 million or (b) twenty-five percent (25%) of any amount which shall include, but shall not be limited to amounts paid to the Cash Balance Plan in order to effectuate a termination or distribution on account of Allowed Claims of the PBGC; minus, LES’ Subsidiary Escrow Claim.

1.94.              LES Remaining Assets means all Assets of LES as of the Effective Date, after payment of the LES Remaining Assets Expenses, other than (a) the ARS Litigation, (b) the Other Litigation and (c) the Cash held by LES as of the Effective Date. For the avoidance of doubt, the LES Remaining Assets shall include, but shall not be limited to, (i) any LES Waterfall Distribution, (ii) the LES Remaining Assets Proceeds, (iii) the LES Chapter 5 Litigation, and (iv) the LES 2008 E&O Policy Actions.

                1.95.              LES Remaining Assets Committee means the committee to be appointed in accordance with, and to exercise the duties set forth in, the LES Trust Agreement, which duties

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shall be in the nature of and/or include advising with respect to the actions of the LES Trustee pertaining to the LES Remaining Assets Sub-Trust. The LES Remaining Assets Committee shall consist of [nine] (9) members (who may also be members of the LES Trust Committee and/or the ARS Litigation Committee) to be selected by the LES Creditors Committee and to be identified in the LES Trust Agreement, or other filing with the Bankruptcy Court.

1.96.              LES Remaining Assets Distribution means a distribution of LES Remaining Assets Proceeds, which may occur from time to time as determined by the LES Trustee, pursuant to the LES Trust Agreement.

1.97.              LES Remaining Assets Expenses means the applicable Plan Consideration paid to or reserved for holders of Allowed Administrative Expense Claims, Allowed Fee Claims, and Allowed Priority Tax Claims, each as asserted against LES, and Allowed Class LES 1 Claims and Allowed Class LES 2 Claims.

1.98.              LES Remaining Assets Proceeds means proceeds of the LES Remaining Assets, net of costs and expenses incurred by the LES Trustee pertaining to the monetization or disposition of the LES Remaining Assets in accordance with the provisions of the LES Trust Agreement.

1.99.              LES Remaining Assets Sub-Trust means the sub-trust of the LES Trust to be created on the Effective Date for the purpose of pursuing the LES Chapter 5 Litigation, the LES 2008 E&O Policy Action and monetizing the LES Other Assets in accordance with the provisions of the LES Trust Agreement.

1.100.              LES Subsidiary Debtor means a Debtor of which at least the majority of the securities or other ownership interest is owned or controlled by LES and/or one or more subsidiaries of LES.

1.101.              LES Trust means the trust, comprised of the ARS Litigation Sub-Trust and the LES Remaining Assets Sub-Trust, each to be created on the Effective Date for the purpose of (a) pursuing the LES Trust Causes of Action, (b) monetizing and distributing proceeds of the LES Other Assets and the Auction Rate Securities in accordance with the provisions of the LES Trust Agreement, and (c) the liquidation of and winding up of each LES Subsidiary Debtor.

1.102.              LES Trust Agreement means the trust agreement, in form and substance acceptable to the Debtors and the LES Creditors Committee, to be filed as part of the Plan Supplement, which will, among other things: (a) establish and govern the LES Trust, including the ARS Litigation Sub-Trust and the LES Remaining Assets Sub-Trust; (b) set forth the respective powers, duties and responsibilities of the LES Trustee, the LES Trust Committee, the ARS Litigation Committee and the LES Remaining Assets Committee; and (c) provide for distribution of LES Trust Proceeds to the LES Trust Beneficiaries.

1.103.              LES Trust Assets means (a) the ARS Litigation Sub-Trust Assets, (b) the LES Remaining Assets, and (c) the LES Trust Initial Fund.

1.104.              LES Trust Beneficiaries means the holders of Allowed Class LES 4, LES 5, LES 6, LES 7, and LES 8 Claims or Interests.

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1.105.              LES Trust Causes of Action means the ARS Litigation and the LES Chapter 5 Litigation.

1.106.              LES Trust Committee means the committee to be appointed in accordance with, and to exercise the duties set forth in, the LES Trust Agreement, which duties shall be in the nature of and/or include advising with respect to the actions of the LES Trustee pertaining to the LES Trust and its associated sub-trusts. The LES Trust Committee shall consist of [nine] (9) members (who may also be members of the ARS Litigation Committee and/or the LES Remaining Assets Committee) to be selected by the LES Creditors Committee and to be identified in the LES Trust Agreement, or other filing with the Bankruptcy Court.

1.107.              LES Trust Distributions means distributions of LES Trust Proceeds pursuant to the LES Trust Agreement as may be authorized from time to time by the LES Trust Committee.

1.108.              LES Trust Initial Fund means an amount in Cash, as determined by the LES Creditors Committee and the Debtors on or before the Effective Date, not to exceed $5 million in the aggregate, set aside from the Cash maintained by LES as of the Effective Date in order to fund the costs and expenses of the LES Trust, which amount the Debtors will be deemed to have consented to if it is greater than or equal to $2.5 million.

1.109.              LES Trust Interests means the beneficial interests in the LES Trust that shall entitle the holder thereof to receive its Pro Rata Share of the LES Trust Proceeds, which interests shall be issued in five (5) series, to the holders of Allowed Class LES 4, LES 5, LES 6, LES 7, and LES 8 Claims.

1.110.              LES Trust Proceeds means the LES Remaining Assets Proceeds and the ARS Litigation Proceeds.

1.111.              LES Trustee means the Person identified in the Plan Supplement, or other filing with the Bankruptcy Court, and retained as of the Effective Date, as the employee or fiduciary responsible for implementing the applicable provisions of the Plan relating to the LES Trust in accordance with the LES Trust Agreement, who shall be selected by the LES Creditors Committee with the Debtors’ consent, which consent will not be unreasonably withheld if the Debtors determine in their business judgment that such selection is in the best interest of the Estates of LES and the LES Subsidiary Debtors.

1.112.              LES Unsecured Cash Distribution means the amount of Net LES Cash equal to the Net LES Cash, minus the Segregated Cash Distribution, minus the Note Cash Distribution.

1.113.              LES Unsecured Remaining Assets Distribution means the amount of an LES Remaining Assets Distribution equal to the total LES Remaining Assets Distribution, minus the Segregated Remaining Assets Distribution, minus the Note Remaining Assets Distribution.

1.114.              LES Unsecured Waterfall Distribution means the amount of an Initial Waterfall Distribution equal to such Initial Waterfall Distribution, minus the Segregated Waterfall Distribution, minus the Note Waterfall Distribution.

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1.115.              LES Waterfall Distribution means a Waterfall Distribution made to the LES Trust in accordance with Section 8.11 of the Plan.

1.116.	LFG means LandAmerica Financial Group, Inc., one of the Debtors.

1.117.              LFG Chapter 5 Litigation means all claims and/or Causes of Action of LFG arising under chapter 5 of the Bankruptcy Code or analogous applicable state law.

1.118.              LFG Creditors Committee means the Official Committee of Unsecured Creditors appointed by the U.S. Trustee in the Chapter 11 Case of LFG.

1.119.              LFG Equity Interests means the Interests in LFG outstanding prior to the Effective Date.

1.120.              LFG Exchange Guarantee Claim means: (a) with respect to an Allowed Segregated Guarantee Claim, the lesser of (i) such Allowed Segregated Guarantee Claim, or (ii) the ratio that the amount of such Allowed Segregated Guarantee Claim bears to the aggregate amount of all Allowed Segregated Guarantee Claims, multiplied by $8.2 million; and (b) with respect to an Allowed Commingled Guarantee Claim, the lesser of (i) such Commingled Guarantee Claim, or (ii) the ratio that the amount of such Allowed Commingled Guarantee Claim bears to the aggregate amount of all Allowed Commingled Guarantee Claims, multiplied by $6.4 million.

1.121.              LFG Governor means the Person, who shall not be the same Person as the LFG Trustee, identified in the Plan Supplement, or other filing with the Bankruptcy Court, and retained as of the Effective Date, as the sole governor of Post-Effective Date LFG, who shall be selected by the LFG Creditors Committee with the Debtors’ consent, which consent will not be unreasonably withheld if the Debtors determine in their business judgment that such selection is in the best interest of LFG’s Estate.

1.122.              LFG Guarantee Cash Distribution means, with respect to an Allowed LFG Exchange Guarantee Claim, Cash in an amount equal to thirty percent 30% of the Allowed amount of such LFG Exchange Guarantee Claim.

1.123.              LFG Remaining Assets means all Assets of LFG as of the Effective Date, after payment of the LFG Remaining Assets Expenses, other than (a) the Orange County Bancorp Interests, (b) the Other Litigation, and (c) the ARS Litigation. For the avoidance of doubt, the LFG Remaining Assets shall include, but shall not be limited to, (i) any LFG Waterfall Distribution, (ii) the LFG Remaining Assets Proceeds, (iii) LFG Chapter 5 Litigation, and (iv) any Plan Distribution received by LFG in satisfaction of the Operating I/C Claim.

1.124.              LFG Remaining Assets Committee means the committee to be appointed in accordance with, and to exercise the duties set forth in, the LFG Trust Agreement, which duties shall be in the nature of and/or include advising with respect to the actions of the LFG Trustee pertaining to the LFG Remaining Assets Sub-Trust. The LFG Remaining Assets Committee shall consist of [five] members (who may also be members of the LFG Trust Committee and/or the Other Litigation Committee) to be selected by the LFG Creditors Committee and to be identified in the LFG Trust Agreement, or other filing with the Bankruptcy Court.

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1.125.              LFG Remaining Assets Expenses means the LFG Guarantee Cash Distribution and applicable Plan Consideration paid to or reserved for holders of Allowed Administrative Expense Claims, Allowed Fee Claims, Allowed Priority Tax Claims, and Allowed Class LFG 1 and Allowed Class LFG 2 Claims against LFG.

1.126.              LFG Remaining Assets Proceeds means proceeds of the LFG Remaining Assets, net of costs and expenses incurred by the LFG Trustee pertaining to the monetization or disposition of the LFG Remaining Assets in accordance with the provisions of the LFG Trust Agreement.

1.127.              LFG Remaining Assets Sub-Trust means the sub-trust of the LFG Trust to be created on the Effective Date for the purpose of monetizing the LFG Remaining Assets in accordance with the provisions of the LFG Trust Agreement.

1.128.              LFG Securities Law Claim means any Existing Securities Law Claim against LFG with respect to LFG General Unsecured Claims.

1.129.              LFG Subsidiary Debtor means a Debtor, other than LFG, LES or an LES Subsidiary Debtor.

1.130.              LFG Trust means the liquidating trust, comprised of the Other Litigation Sub-Trust and the LFG Remaining Assets Sub-Trust, to be created on the Effective Date in accordance with the provisions of the LFG Trust Agreement, which liquidating trust will be responsible for, inter alia, the liquidation of and winding up of each LFG Subsidiary Debtor.

1.131.              LFG Trust Agreement means the trust agreement, in form and substance acceptable to the Debtors and the LFG Creditors Committee, to be filed as part of the Plan Supplement, which will, among other things: (a) establish and govern the LFG Trust; (b) set forth the respective powers, duties and responsibilities of the LFG Trustee, the LFG Trust Committee, the LFG Remaining Assets Committee and the Other Litigation Committee; and (c) provide for distribution of LFG Trust Proceeds to the LFG Trust Beneficiaries.

1.132.              LFG Trust Assets means the (a) LFG Remaining Assets, (b) the Other Litigation and (c) the LFG Trust Initial Fund.

1.133.              LFG Trust Beneficiaries means holders of Allowed Class LFG 3 and LFG 5 Claims.

1.134.              LFG Trust Committee means the committee to be appointed in accordance with, and to exercise the duties set forth in, the LFG Trust Agreement, which duties shall be in the nature of and/or include advising with respect to the actions of the LFG Trustee and administration of the LFG Trust and removal of the LFG Trustee. The LFG Trust Committee shall consist of [five] members to be selected by the LFG Creditors Committee and to be identified in the LFG Trust Agreement or other filing with the Bankruptcy Court.

1.135.              LFG Trust Distributions means distributions of LFG Trust Proceeds pursuant to the LFG Trust Agreement as may be authorized from time to time by the LFG Trust Committee.

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1.136.              LFG Trust Initial Fund means an amount in Cash, as determined by the LFG Creditors Committee and the Debtors, on or before the Effective Date, not to exceed $[ ] million in the aggregate, set aside from the Cash maintained by LFG as of the Effective Date in order to fund the costs and expenses of the LFG Trust, which amount the Debtors will be deemed to have consented to if it is greater than or equal to $2.5 million.

1.137.              LFG Trust Interests means the beneficial interests in the LFG Trust that shall entitle the holder thereof to receive its Pro Rata Share of the LFG Trust Proceeds, which interests shall be issued in two (2) series, to holders of Allowed Class LFG 3 and LFG 5 Claims.

1.138.              LFG Trust Proceeds means the proceeds of the LFG Trust Assets, minus the reasonable costs of administration of the LFG Trust, including the reasonable fees and expenses of the LFG Trustee.

1.139.              LFG Trustee means the Person identified in the Plan Supplement, or other filing with the Bankruptcy Court, and retained as of the Effective Date, as the employee or fiduciary responsible for implementing the applicable provisions of the Plan relating to the LFG Trust in accordance with the LFG Trust Agreement, who shall be selected by the LFG Creditors Committee with the Debtors’ consent, which consent will not be unreasonably withheld if the Debtors determine in their business judgment that such selection is in the best interest of the Estates of LFG and the LFG Subsidiary Debtors.

1.140.              LFG Waterfall Distribution means a Waterfall Distribution made to the LFG Trust, other than in satisfaction of the Operating I/C Claim.

1.141.	Lien has the meaning set forth in section 101(37) of the Bankruptcy Code.

1.142.              Net LES Cash means: (a) the aggregate amount of Cash or cash equivalents (including interest thereon) as of the Effective Date (excluding proceeds, if any, from the sale or other disposition of the Waterfall Assets, but including interest, if any, accrued on the Auction Rate Securities through and including the Effective Date) maintained by LES (which shall include any settlement monies received from Exchange Customers) minus, (i) the LES PBGC Claim, (ii) the LES IRS Claim, (iii) the LES Trust Initial Fund, (iv) Allowed Administrative Expense Claims against LES, (v) Allowed Fee Claims against LES, (vi) Allowed Priority Tax Claims against LES, (vii) Allowed LES Priority Non-Tax Claims, (viii) Allowed LES Secured Claims (if such Claims are to be satisfied in Cash), and (ix) the LES Escrow Exchange Distributions; (b) Cash, if any, received on behalf of the LES Government Administrative Expense Claim; and (c) the Third Party Note Funds.

1.143.              Net PBGC Amount means the amount paid by a Subsidiary to the PBGC, LFG or another Subsidiary with respect to the Cash Balance Plan in order to effectuate a termination or distribution on account of Allowed Claims of the PBGC, net of any contribution such Subsidiary receives from one or more of LFG or other Subsidiaries.

                1.144.              Note Cash Distribution means the amount of Third Party Note Funds equal to the lesser of: (a) the aggregate amount of Allowed Note Exchange Collectible Claims, multiplied by, the Segregated Cash Distribution, divided by, the aggregate amount of Allowed Segregated

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Exchange Principal Claims; and (b) seventy percent (70%) of the aggregate amount of the Allowed Note Exchange Collectible Claims.

1.145.              Note Exchange Collectible Claim means the amount of a Principal Claim, as set forth on Schedule 1.145 of this Plan, arising from a note or similar debt instrument made payable to LES by the purchaser of a relinquished property associated with an Exchange Agreement that is actually received by the LES Trust or LES, net of the costs associated with collection.

1.146.              Note Remaining Assets Distribution means the amount of an LES Remaining Assets Distribution equal to the aggregate amount of Allowed Note Exchange Collectible Claims which remain unsatisfied as of the date of such distribution, multiplied by, the Segregated Remaining Assets Distribution, divided by, the aggregate amount of Allowed Segregated Exchange Principal Claims which remain unsatisfied as of the date of such distribution.

1.147.              Note Waterfall Distribution means an amount of an Initial Waterfall Distribution equal to the aggregate amount of Allowed Note Exchange Collectible Claims which remain unsatisfied as of the date of such distribution, multiplied by, the Segregated Waterfall Distribution, divided by, the aggregate amount of Allowed Segregated Exchange Principal Claims which remain unsatisfied as of the date of such distribution.

1.148.              Notice Parties shall mean, except as may otherwise be specified in the Confirmation Order, (a) the U.S. Trustee, (b) the LES Trustee, (c) the LES Trust Committee, (d) the LFG Trustee, and (e) the LFG Trust Committee.

1.149.              Operating I/C Claim means the Allowed Class LES 6 Claim of LFG against LES on account of management operating expenses, which claim shall equal $[        ].

1.150.              Orange County Bancorp Interests means LFG’s Interests in its non-Debtor Subsidiary, Orange County Bancorp.

1.151.              Other Litigation shall mean all Claims and Causes of Action of LFG and/or LES against (a) officers and directors of LFG, LES or Former Underwriter Subsidiaries, in their capacity as such; and (b) professional services firms and/or their members, partners, owners, interest holders, or employees, including, but not limited to, attorneys, accountants, auditors, actuaries, and tax, financial or valuation analysts, professionals, or consultants, that provided services to LFG or LES prior to the Petition Date. Other Litigation shall expressly include any Causes of Action (other than the LES 2008 E&O Policy Actions) to enforce the rights of LFG or LES under any insurance policies issued to them. Notwithstanding the foregoing, the professionals identified in subsection (b) shall not include the Persons identified in subsection (a) of the definition of ARS Litigation.

1.152.              Other Litigation Committee means the committee to be appointed in accordance with, and to exercise the duties set forth in, the LFG Trust Agreement, which duties shall be in the nature of and/or include advising with respect to the actions of the LFG Trustee pertaining to the Other Litigation Sub-Trust. The Other Litigation Committee shall consist of [five] members (who may also be members of the LFG Trust Committee and/or the LFG Remaining Assets Committee) to be selected by the LFG Creditors Committee, and one (1) ex officio non-voting

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member selected by the LES Creditor Committee, and identified in the LFG Trust Agreement, or other filing with the Bankruptcy Court.

1.153.              Other Litigation Sub-Trust means the sub-trust of the LFG Trust to be created on the Effective Date for the purpose of pursuing the Other Litigation.

1.154.	PBGC means the Pension Benefit Guaranty Corporation.

1.155.              PBGC Determination means a determination by the Bankruptcy Court, pursuant to a Final Order, a court-approved settlement or stipulation, or otherwise, that the retention of the Orange County Bancorp Interests by Post-Effective Date LFG shall not give rise to a priority Claim of the PBGC against the Debtors.

1.156.              Permitted Transferee shall mean: (a) with respect to a holder of Trust Interests that is an individual (i) such holder’s Family Members, (ii) a revocable trust created for the benefit of the holder, or any such holder’s Family Members, or (iii) the estate, executor, administrator, personal representative, devisee, or legatee of such holder; (b) with respect to a holder of Trust Interests that is an entity, (i) a transferee or successor by operation of law of such entity upon the merger, consolidation or other similar transaction involving the entity, or (ii) the holder of equity interests in such entity in a pro rata distribution; or (c) an entity that all of the equity interests of which are owned by the holder of the Trust Interests or the Permitted Transferee of such holder of Trust Interests, provided that such entity shall agree in writing that it shall be subject to the terms and conditions of the Trust Agreement and it shall reconvey such Trust Interests to the holder of Trust Interests prior to such time that it ceases to be a Permitted Transferee.

1.157.              Person means any individual, corporation, partnership, association, indenture trustee, limited liability company, organization, joint stock company, joint venture, estate, trust, governmental unit or any political subdivision thereof, Interest holder, or any other entity or organization.

1.158.              Petition Date means (a) November 26, 2008, with respect to the Chapter 11 Cases of LFG and LES, (b) March 6, 2009, with respect to the Chapter 11 Case of LandAmerica Assessment Corporation, (c) March 27, 2009, with respect to the Chapter 11 Case of LandAmerica Title Company, (d) March 31, 2009, with respect to the Chapter 11 Cases of Southland Title Corporation, Southland Title of Orange County and Southland Title of San Diego, (e) July 17, 2009, with respect to the Chapter 11 Case of LandAmerica Credit Services, Inc., and (f) such other date on which a Debtor commenced or commences its Chapter 11 Case.

1.159.              Plan means this joint chapter 11 plan proposed by the Debtors, including, without limitation, the exhibits, supplements, appendices and schedules hereto, either in its present form or as the same may be altered, amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof or thereof.

1.160.              Plan Consideration means, with respect to any Class of Claims or Interests entitled to a distribution under this Plan, Cash and/or one or more Trust Interests, as applicable.

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1.161.              Plan Distribution means the payment or distribution under the Plan of the Plan Consideration.

1.162.              Plan Documents means the documents, other than this Plan, to be executed, delivered, assumed, and/or performed in connection with the consummation of this Plan, including, without limitation, the documents to be included in the Plan Supplement, and any and all exhibits to the Plan and the Disclosure Statement.

1.163.              Plan Supplement means the supplemental appendix to this Plan, to be filed with the Bankruptcy Court and posted at http://chapter11.epiqsystems.com/landamerica no later than five (5) calendar days prior to the Voting Deadline, which will contain, among other things, draft forms or signed copies, as the case may be, of the Trust Agreements, and the Inter-Trust Agreement.

1.164.              Post-Effective Date Entities means the Trusts and the Post-Effective Date Estates of the Subsidiary Debtors.

1.165.              Post-Effective Date Estates means the Estates of the Debtors on or after the Effective Date, which Estates shall remain in existence after the Effective Date, pursuant to Section 7.3 of this Plan, for the purposes of liquidating and distributing the Assets of the Debtors, or transferring such Assets to the Trusts, as applicable.

1.166.              Post-Effective Date LFG means LFG or any successor thereto, by merger, consolidation or otherwise, on or after the Effective Date.

1.167.              Principal Claim means a Claim in the principal amount of the Exchange Funds received by LES from an Exchange Customer, including accrued interest, if any, if specifically provided for in the relevant Exchange Agreement.

1.168.              Principal Satisfaction Date means the date when all Allowed Segregated Exchange Principal Claims, all Allowed Note Exchange Collectible Claims and all Allowed LES General Unsecured Claims are satisfied in full.

1.169.              Priority Non-Tax Claim means any Claim, other than an Administrative Expense Claim, a Fee Claim and a Priority Tax Claim, entitled to priority in payment as specified in section 507(a) of the Bankruptcy Code.

1.170.              Priority Tax Claim means any Claim of a governmental unit (as defined in section 101(27) of the Bankruptcy Code) of the kind entitled to priority in payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.171.              Pro Rata PBGC Ratio means for each Subsidiary, an amount equal to the ratio (expressed as a percentage) that the Net PBGC Amount of such Subsidiary bears to the Aggregate PBGC Amount.

                1.172.              Pro Rata Share means with respect to any distribution on account of any Allowed Claim or Interest, a distribution equal in amount to the ratio (expressed as a percentage) that the

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amount of such Allowed Claim or Interest bears to the aggregate amount of all Allowed Claims or Interests in its Class.

1.173.              Professional Person(s) means counsel to the Lead Case Plaintiffs, and all Persons retained by order of the Bankruptcy Court in connection with the Chapter 11 Cases, pursuant to sections 327, 328, 330 or 1103 of the Bankruptcy Code, excluding any ordinary course professionals retained pursuant to order of the Bankruptcy Court.

1.174.              Schedule of Assumed Contracts and Leases means a schedule of the contracts and leases to be assumed pursuant to section 365 of the Bankruptcy Code and Section 12.1 hereof, which shall (a) be filed by the Debtors at least ten (10) calendar days prior to the start of the Confirmation Hearing, as such schedule may be amended from time to time on or before the Confirmation Date, and (b) with respect to contracts assumed by the LES or LFG estate, be reasonably acceptable to the LES Creditors Committee or the LFG Creditors Committee, as applicable.

1.175.              SD Trust means a liquidating trust, comprised of the applicable SD Trust Assets, to be created on the Effective Date in accordance with the provisions of the applicable SD Trust Agreement, which liquidating trust will be responsible for, inter alia, the liquidation of and winding up of such Subsidiary Debtor and its non-Debtor subsidiaries.

1.176.              SD Trust Agreement means a trust agreement, the form of which will be filed as part of the Plan Supplement, which will, among other things: (a) establish and govern the applicable SD Trust; (b) set forth the respective powers, duties and responsibilities of the applicable SD Trustee, and the applicable SD Trust Committee; and (c) provide for distribution of SD Trust Proceeds to the SD Trust Beneficiaries.

1.177.              SD Trust Assets means the Assets of a Subsidiary Debtor minus, the Plan Distributions made or to be made on account of Allowed (a) Administrative Expense Claims, (b) Fee Claims, (c) U.S. Trustee Claims, (d) Priority Tax Claims, (e) Priority Non-Tax Claims, and (f) Secured Claims against such Subsidiary Debtor.

1.178.              SD Trust Beneficiaries means, for the applicable Subsidiary Debtor, the holders of Allowed Claims and Interests in Classes SD 3 and SD 4.

1.179.              SD Trust Distributions means distributions of SD Trust Proceeds pursuant to the applicable SD Trust Agreement.

1.180.	SD Trust Interests means the beneficial interests in the SD Trust.

1.181.              SD Trust Proceeds means the proceeds of the SD Trust Assets, minus the reasonable costs of administration of the SD Trust, including the reasonable fees and expenses of the SD Trustee.

1.182.              SD Trustee means (a) the LES Trustee for SD Trusts which hold Assets of LES Subsidiary Debtors, or (b) the LFG Trustee for SD Trusts which hold Assets of LFG Subsidiary Debtors.

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1.183.              Secured Claim means a Claim: (a) that is secured by a valid, perfected and enforceable Lien on Collateral, to the extent of the value of the Claim holder’s interest in such Collateral as of the Confirmation Date; or (b) to the extent that the holder thereof has a valid right of setoff pursuant to section 553 of the Bankruptcy Code, or to the extent of the amount subject to setoff.

1.184.              Segregated Cash Distribution means the greater of (a) 51% of the Net LES Cash, or (b) $50 million.

1.185.              Segregated Exchange Agreement means an Exchange Agreement set forth on Schedule 1.185 of this Plan.

1.186.              Segregated Exchange Principal Claim means the Principal Claim arising from a Segregated Exchange Agreement as set forth on Schedule 1.186 of this Plan.

1.187.              Segregated Guarantee Claim means a Segregated Exchange Principal Claim, as set forth on Schedule 1.187 of this Plan, against LFG held by an Exchange Customer arising from a written guarantee executed by or on behalf of LFG of LES’s performance under a Segregated Exchange Agreement

1.188.              Segregated Remaining Assets Distribution means the amount of an LES Remaining Assets Distribution equal to twenty-five percent (25%) of such LES Remaining Assets Distribution.

1.189.              Segregated Waterfall Distribution means the amount of an Initial Waterfall Distribution equal to twenty-five percent (25%) of such Initial Waterfall Distribution.

1.190.              Subsequent Distribution Date means any date after the Initial Distribution Date on which a Trustee, in consultation with the applicable Trust Committee, as applicable, determines that a subsequent distribution should be made to holders of Allowed Claims or Allowed Interests in light of, inter alia, resolutions of Disputed Claims or Disputed Interests and the administrative costs of such a distribution, and proceeds received by the distributing Trust.

1.191.              Subsequent Waterfall Distribution means an LES Waterfall Distribution made to holders of Allowed LES General Unsecured Claims after the full satisfaction of all Allowed Segregated Exchange Principal Claims and all Allowed Note Exchange Collectible Claims.

1.192.              Subsidiary means any corporation, association or other business entity of which at least the majority of the securities or other ownership interest is owned or controlled by a Debtor and/or one or more subsidiaries of a Debtor.

1.193.	Subsidiary Debtor means a Debtor other than LES and LFG.

1.194.              Subsidiary Debtor Chapter 5 Litigation means all claims and/or Causes of Action of any Subsidiary Debtor arising under chapter 5 of the Bankruptcy Code or analogous applicable state law.

1.195.	Subsidiary Equity Interest means an Interest in a Subsidiary Debtor.

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1.196.              Subsidiary Escrow Claim means an Allowed Administrative Expense Claim held by a Subsidiary against LFG in an amount equal to the lesser of such Subsidiary’s (a) Pro Rata PBGC Ratio multiplied by the Asset Sale Escrow Cash, and (b) Net PBGC Amount.

1.197.              Subsidiary General Unsecured Claim means a General Unsecured Claim against a Subsidiary Debtor.

1.198.              Subsidiary Priority Non-Tax Claim means a Priority Non-Tax Claim against a Subsidiary Debtor.

1.199.	Subsidiary Secured Claim means a Secured Claim against a Subsidiary Debtor.

1.200.              Sub-Trust Committees means the ARS Litigation Committee, the Other Litigation Committee, the LES Remaining Assets Committee, and the LFG Remaining Assets Committee.

1.201.              Sub-Trusts means ARS Litigation Sub-Trust, the Other Litigation Sub-Trust, the LES Remaining Assets Sub-Trust, and the LFG Remaining Assets Sub-Trust.

1.202.              Third Party Exchange Note means the note or similar debt instrument associated with an Exchange Agreement payable to LES by the purchaser of a relinquished property.

1.203.              Third Party Note Funds means the funds collected on Third Party Exchange Notes, net of the costs associated with collection.

1.204.              Trust Agreements means the SD Trust Agreements, the LFG Trust Agreement and the LES Trust Agreement.

1.205.              Trust Assets means the SD Trust Assets, the LFG Trust Assets and the LES Trust Assets.

1.206.              Trust Beneficiaries means the LES Trust Beneficiaries, the LFG Trust Beneficiaries and the SD Trust Beneficiaries.

1.207.              Trust Causes of Action means the ARS Litigation, the Other Litigation, the LES 2008 E&O Policy Action, the LES Chapter 5 Litigation, the LFG Chapter 5 Litigation and the Subsidiary Debtor Chapter 5 Litigation.

1.208.              Trust Committees means the LES Trust Committee and the LFG Trust Committee.

1.209.	Trustees means the LFG Trustee and the LES Trustee.

1.210.              Trust Interests means the SD Trust Interests, the LFG Trust Interests and LES Trust Interests.

1.211.	Trust Proceeds means the LFG Trust Proceeds and the LES Trust Proceeds.
1.212.	Trusts means the SD Trusts, the LFG Trust and the LES Trust.

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1.213.              U.S. Trustee means the United States Trustee for the Eastern District of Virginia, Richmond Division.

1.214.              U.S. Trustee Fees means fees arising under 28 U.S.C. § 1930(a)(6) and, to the extent applicable, accrued interest thereon arising under 31 U.S.C. § 3717.

1.215.	Unsold Assets shall have the meaning set forth in Section 7.7(c) of this Plan.

1.216.              Voting Deadline means the date specified in the Disclosure Statement, the Ballots, the Voting Procedures Order or related solicitation documents approved by the Bankruptcy Court as the last date for holders of Claims or Interests entitled to vote on this Plan to submit their Ballots with respect to this Plan, as such date may be extended.

1.217.              Voting Procedures Order means that certain order dated ☐, 2009, [Docket Number [            ]], which sets forth the deadlines, procedures and instructions for voting to accept or reject this Plan.

1.218.             Waterfall Assets means (a) the Auction Rate Securities and/or the proceeds from the sale or other disposition of the Auction Rate Securities, (b) the ARS Litigation, and (c) the Other Litigation.

1.219.             Waterfall Distribution means a distribution of Waterfall Proceeds to the LES Trust or the LFG Trust pursuant to Section 8.11 of this Plan.

1.220.             Waterfall Proceeds means the proceeds of the Other Litigation Sub-Trust and the ARS Litigation Sub-Trust, net of the costs of recovery and distribution of such proceeds.

B.           Interpretation; Application of Definitions and Rules of Construction.

Unless otherwise specified, all section or exhibit references in this Plan are to the respective section in, or exhibit to, this Plan. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to this Plan as a whole and not to any particular section, subsection, or clause contained therein. Whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable. Except for the rules of construction contained in sections 102(5) of the Bankruptcy Code, which shall not apply, the rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. Any reference in this Plan to a contract, instrument, release, indenture, or other agreement or documents being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, and any reference in this Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented. Subject to the provisions of any contract, certificates or articles of incorporation, by-laws, instruments, releases, or other agreements or documents entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules. The captions and headings in

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this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. Any reference to an entity as a holder of a Claim or Interest includes that entity’s successors and assigns.

C.	Appendices and Plan Documents.

All Plan Documents and appendices to the Plan are incorporated into the Plan by reference and are a part of the Plan as if set forth in full herein. The documents contained in the exhibits and Plan Supplement shall be approved by the Bankruptcy Court pursuant to the Confirmation Order. Holders of Claims and Interests may inspect a copy of the Plan Documents, once filed, in the Office of the Clerk of the Bankruptcy Court during normal business hours, or at http://chapter11.epiqsystems.com/landamerica, or obtain a copy of the Plan Documents by a written request sent to the following address:

LandAmerica Financial Group, Inc.

c/o Epiq Bankruptcy Solutions, LLC

FDR Station, P.O. Box 5014

New York, NY 10150-5014

Telephone: (866) 329-5543

Electronic Mail: LandAmerica@epiqsystems.com

ARTICLE II.

RESOLUTION OF CERTAIN INTER-CREDITOR AND INTER-DEBTOR ISSUES

2.1.	Settlement of Certain Inter-Creditor Issues.

Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under this Plan, the provisions of this Plan will constitute a good faith compromise and settlement of all Claims or controversies relating to the rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest or any distribution to be made pursuant to this Plan on account of any Allowed Claim or Allowed Interest. The entry of the Confirmation Order will constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court’s finding that all such compromises or settlements are: (a) in the best interests (x) of the Debtors and their respective Estates and property, and (y) of the holders of Claims against and Interests in the Debtors; and (b) fair, equitable and reasonable.

2.2.	Intercompany Claims.

All prepetition Intercompany Claims, as identified and in the amounts shown on Schedule 2.2 to this Plan, shall be treated as Allowed General Unsecured Claims against the applicable Debtor, except for Intercompany Claims between LES and LFG, which shall be treated as described in Sections 3.1, 8.11 and 14.7 of this Plan.

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ARTICLE III.

ADMINISTRATIVE EXPENSE CLAIMS,

FEE CLAIMS, U.S. TRUSTEE FEES AND PRIORITY TAX CLAIMS

This Plan constitutes a joint chapter 11 plan for each of the Debtors. All Claims and Interests, except Administrative Expense Claims, Fee Claims, U.S. Trustee Fees and Priority Tax Claims, are placed in the Classes set forth in Article IV below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, Fee Claims, U.S. Trustee Fees and Priority Tax Claims of the Debtors have not been classified, and the holders thereof are not entitled to vote on this Plan. A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes.

A Claim or Interest also is placed in a particular Class for all purposes, including voting, confirmation and distribution under this Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code. However, a Claim or Interest is placed in a particular Class for the purpose of receiving distributions pursuant to this Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date.

3.1.	Administrative Expense Claims.
(a)	Time for Filing Administrative Expense Claims.

The holder of an Administrative Expense Claim, other than the holder of:

(i)	a Fee Claim;
(ii)	an Administrative Expense Claim that has been Allowed on or before the Effective Date;
(iii)	an Administrative Expense Claim for an expense or liability incurred and payable in the ordinary course of business by a Debtor;
(iv)

an Administrative Expense Claim on account of fees and expenses incurred on or after the Petition Date by ordinary course professionals retained by the Debtors pursuant to an order of the Bankruptcy Court;

(v)

an Administrative Expense Claim arising, in the ordinary course of business, out of the employment by one or more Debtors of an individual from and after the Petition Date, but only to the extent that such Administrative Expense Claim is solely for outstanding wages, commissions, accrued benefits, or reimbursement of business expenses;

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(vi)	a Subsidiary Escrow Claim;
(vii)	the LES Government Administrative Expense Claim; or
(viii)	an Intercompany Claim,

must file with the Bankruptcy Court and serve on the (a) Debtors or the Post-Effective Date Entities, as applicable; (b) the LES Creditors Committee or the LES Trustee, as applicable; (c) the LFG Creditors Committee or the LFG Trustee, as applicable; and (d) the Claims Agent, proof of such Administrative Expense Claim within thirty (30) days after the Effective Date (the “Administrative Bar Date”). Such proof of Administrative Expense Claim must include at a minimum: (i) the name of the applicable Debtor that is purported to be liable for the Administrative Expense Claim and if the Administrative Expense Claim is asserted against more than one Debtor, the exact amount asserted to be owed by each such Debtor; (ii) the name of the holder of the Administrative Expense Claim; (iii) the amount of the Administrative Expense Claim; (iv) the basis of the Administrative Expense Claim; and (v) supporting documentation for the Administrative Expense Claim. FAILURE TO FILE AND SERVE SUCH PROOF OF ADMINISTRATIVE EXPENSE CLAIM TIMELY AND PROPERLY SHALL RESULT IN THE ADMINISTRATIVE EXPENSE CLAIM BEING FOREVER BARRED AND DISCHARGED.

(b)	Treatment of Administrative Expense Claims.

Except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a different treatment, on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date an Administrative Expense Claim becomes an Allowed Claim, the holder of such Allowed Administrative Expense Claim shall receive from the applicable Post-Effective Date Entity Cash in an amount equal to such Allowed Claim; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as debtors in possession, shall be paid by the Debtors in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders or agreements governing, instruments evidencing, or other documents relating to, such liabilities. For the avoidance of doubt, the LFG Trust shall pay to the LES Trust, an amount in Cash equal to the LES Government Administrative Expense Claim, if any, on the Effective Date, or as soon as reasonably practicable thereafter.

3.2.	Fee Claims.
(a)	Time for Filing Fee Claims.

Any Professional Person seeking allowance by the Bankruptcy Court of a Fee Claim shall file its respective final application for allowance of compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date no later than forty-five (45) days after the Effective Date. FAILURE TO FILE AND SERVE SUCH FEE APPLICATION TIMELY AND PROPERLY SHALL RESULT IN THE FEE CLAIM BEING FOREVER BARRED AND DISCHARGED.

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Objections to such Fee Claims, if any, must be filed and served pursuant to the procedures set forth in the Confirmation Order no later than seventy-five (75) days after the Effective Date or such other date as established by the Bankruptcy Court.

Additionally, prior to the Confirmation Hearing, all Professional Persons shall provide the Debtors, the Creditors Committees and the U.S. Trustee with an estimate of unbilled Fees Claims through the Effective Date. On the Effective Date, the Debtors shall reserve the amount necessary to satisfy such estimated Fee Claims.

(b)	Treatment of Fee Claims.

All Professional Persons seeking allowance by the Bankruptcy Court of a Fee Claim shall be paid in full in Cash in such amounts as are approved by the Bankruptcy Court: (i) upon the later of (x) the Effective Date, and (y) ten (10) calendar days after the date upon which the order relating to the allowance of any such Fee Claim is entered or (ii) upon such other terms as may be mutually agreed upon between the holder of such Fee Claim and the applicable Post-Effective Date Entity. On the Effective Date, to the extent known, the Debtors shall reserve and hold in a segregated account Cash in an amount equal to the accrued but unpaid Fee Claims as of the Effective Date, which Cash shall be disbursed solely to the holders of Allowed Fee Claims with the remainder to be reserved until all Allowed Fee Claims have been paid in full or all remaining Fee Claims have been Disallowed by Final Order, at which time any remaining Cash in the segregated account shall be distributed by the Trustees in accordance with the priorities established in Article V of this Plan.

3.3.	U.S. Trustee Fees.

The Trusts shall pay all outstanding U.S. Trustee Fees relating to the Chapter 11 Cases, in Cash, on an ongoing basis on the later of: (a) the Effective Date; and (b) the date such U.S. Trustee Fees become due, until such time as a final decree is entered closing the applicable Chapter 11 Case or the applicable Chapter 11 Case is converted or dismissed, or the Bankruptcy Court orders otherwise. For the avoidance of doubt, any post-Effective Date U.S. Trustee Fees relating to the Subsidiary Debtors shall be paid by the applicable Trustee from the Assets of the applicable Subsidiary Debtor.

3.4.	Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to different treatment, each holder of an Allowed Priority Tax Claim shall receive, in the Debtors’ discretion, either: (a) on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date a Priority Tax Claim becomes an Allowed Claim, Cash in an amount equal to such Claim, or (b) deferred Cash payments following the Effective Date, over a period ending not later than five (5) years after the Petition Date, in an aggregate amount equal to the Allowed amount of such Priority Tax Claim (with any interest to which the holder of such Priority Tax Claim may be entitled calculated in accordance with section 511 of the Bankruptcy Code); provided,however, that all Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as they become due; further,

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provided, that the Debtors shall consult with the applicable Creditors Committee before electing to make deferred Cash payments to the holder of an Allowed Priority Tax Claim against LES or LFG.

ARTICLE IV.

CLASSIFICATION OF CLAIMS AND INTERESTS

4.1.	Classification of Claims and Interests.

The following table designates the Classes of Claims against and Interests in the Debtors, and specifies which Classes are: (i) impaired or unimpaired by this Plan; (ii) entitled to vote to accept or reject this Plan in accordance with section 1126 of the Bankruptcy Code; and (iii) deemed to accept or reject this Plan.

Class	Designation	Impairment	Entitled to Vote
LES
Class LES 1	LES Priority Non-Tax Claims	No	No (Deemed to accept)
Class LES 2	LES Secured Claims	No	No (Deemed to accept)
Class LES 3	LES Escrow Exchange Claims	Yes	Yes
Class LES 4	Segregated Exchange Principal Claims	Yes	Yes
Class LES 5	Note Exchange Collectible Claims	Yes	Yes
Class LES 6	LES General Unsecured Claims	Yes	Yes
Class LES 7	LES Damages Claims	Yes	Yes
Class LES 8	LES Equity Interests	Yes	Yes
LFG
Class LFG 1	LFG Priority Non-Tax Claims	No	No (Deemed to accept)
Class LFG 2	LFG Secured Claims	No	No (Deemed to accept)
Class LFG 3	LFG General Unsecured Claims	Yes	Yes
Class LFG 4	LFG Exchange Guarantee Claims	Yes	Yes
Class LFG 5	LFG Securities Law Claims	Yes	Yes
Class LFG 6	LFG Equity Interests	Yes	No (Deemed to reject)
Subsidiary Debtors
Class SD 1	Subsidiary Priority Non-Tax Claims	No	No (Deemed to accept)
Class SD 2	Subsidiary Secured Claims	No	No (Deemed to accept)
Class SD 3	Subsidiary General Unsecured Claims	Yes	Yes
Class SD 4	Subsidiary Equity Interests	Yes	Yes

4.2.	Unimpaired Classes of Claims.

The following Classes of Claims are unimpaired and, therefore, deemed to have accepted this Plan and are not entitled to vote on this Plan under section 1126(f) of the Bankruptcy Code:

(a)	Class LES 1: LES Priority Non-Tax Claims.
(b)	Class LES 2: LES Secured Claims.

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(c)	Class LFG 1: LFG Priority Non-Tax Claims.
(d)	Class LFG 2: LFG Secured Claims.
(e)	Class SD 1: Subsidiary Priority Non-Tax Claims.
(f)	Class SD 2: Subsidiary Secured Claims.
4.3.	Impaired Classes of Claims and Interests.

(a)             The following Classes of Claims are impaired and the holders of Claims in such Classes are entitled to vote on this Plan:

(i)	Class LES 3: LES Escrow Exchange Claims.
(ii)	Class LES 4: Segregated Exchange Principal Claims.
(iii)	Class LES 5: Note Exchange Collectible Claims.
(iv)	Class LES 6: LES General Unsecured Claims.
(v)	Class LES 7: LES Damages Claims.
(vi)	Class LES 8: LES Equity Interests.
(vii)	Class LFG 3: LFG General Unsecured Claims.
(viii)	Class LFG 4: LFG Exchange Guarantee Claims
(ix)	Class LFG 5: LFG Securities Law Claims.
(x)	Class LFG 6: LFG Equity Interests.
(xi)	Class SD 3: Subsidiary General Unsecured Claims.
(xii)	Class SD 4: Subsidiary Equity Interests.

(b)              Class LFG 6: LFG Equity Interests are impaired and holders of such Interests are deemed to have rejected this Plan and, therefore, are not entitled to vote on this Plan under section 1126(g) of the Bankruptcy Code.

4.4.	Separate Classification of Subsidiary Debtor Claims.

Claims against Subsidiary Debtors have been classified together solely for purposes of describing treatment under the Plan. Each Class of Claims against or Interests in a Subsidiary Debtor shall be treated as being in a separate sub-Class for each Subsidiary Debtor for the purpose of receiving Plan Distributions.

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4.5.	Separate Classification of Secured Claims.

Secured Claims have been classified together for each Debtor solely for purposes of describing treatment under the Plan. Each Secured Claim, to the extent secured by a Lien on Collateral different than that securing any other Secured Claim, shall be treated as being in a separate sub-Class for the purpose of receiving Plan Distributions.

ARTICLE V.

TREATMENT OF CLAIMS AND INTERESTS

5.1.	Priority Non-Tax Claims (Classes LES 1, LFG 1 and SD 1).

(a)             Treatment: The legal, equitable and contractual rights of the holders of Class LES 1, Class LFG 1 and Class SD 1 Claims are unaltered by this Plan. Except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to different treatment and after the date a Priority Non-Tax Claim becomes an Allowed Claim, on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the Initial Distribution Date, the holder of such Allowed Priority Non-Tax Claim shall receive Cash from the applicable Post-Effective Date Entity in an amount equal to such Claim.

(b)             Voting: The Priority Non-Tax Claims are not impaired Claims. In accordance with section 1126(f) of the Bankruptcy Code, the holders of Priority Non-Tax Claims are conclusively presumed to accept this Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Allowed Priority Non-Tax Claims.

5.2.	Secured Claims (Classes LES 2, LFG 2 and SD 2).

(a)             Treatment: The legal, equitable and contractual rights of the holders of Allowed Class LES 2, Class LFG 2 and Class SD 2 Claims are unaltered by this Plan. Except to the extent that a holder of an Allowed Secured Claim agrees to different treatment and after the date a Secured Claim becomes an Allowed Claim, on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the Initial Distribution Date, each holder of such Allowed Secured Claim shall receive, at the election of the Debtors: (i) Cash in an amount equal to such Allowed Claim; or (ii) such other treatment that will render the Secured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code; provided, however, that Secured Claims incurred by a Debtor in the ordinary course of business may be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto, in the discretion of the applicable Debtor, without further notice to or order of the Bankruptcy Court. Each holder of an Allowed Secured Claim shall retain the Liens securing its Allowed Secured Claim as of the Effective Date until full and final payment of such Allowed Secured Claim is made as provided herein. On the full payment or other satisfaction of such Claims in accordance with the Plan, the Liens securing such Allowed Secured Claim shall be deemed released, terminated and extinguished, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person.

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(b)             Voting: The Secured Claims are not impaired Claims. In accordance with section 1126(f) of the Bankruptcy Code, the holders of Secured Claims are conclusively presumed to accept this Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Allowed Secured Claims.

(c)             Deficiency Claims: To the extent that the value of the Collateral securing each Secured Claim is less than the amount of such Secured Claim, the undersecured portion of such Claim shall be treated for all purposes under this Plan as a General Unsecured Claim against the applicable Debtor and shall be classified as a General Unsecured Claim.

5.3.	LES Escrow Exchange Claims (Class LES 3).

(a)             Treatment: Except to the extent that a holder of an Allowed Class LES 3 Claim agrees to different treatment, each holder of an Allowed Class LES 3 Claim shall receive,

in full and final satisfaction of each Allowed LES Escrow Exchange Claim, such holders’ LES Escrow Exchange Distribution.

(b)             Voting: The LES Escrow Exchange Claims are impaired Claims, and holders of such Claims are entitled to vote to accept or reject the Plan.

5.4.	Segregated Exchange Principal Claims (Class LES 4).

(a)             Treatment: Except to the extent that a holder of an Allowed Class LES 4 Claim agrees to different treatment, the following treatment shall constitute full and final satisfaction of each Allowed Segregated Exchange Principal Claim:

(i)	payment in Cash of its Pro Rata Share of the Segregated Cash Distribution on or as soon as reasonably practicable after the Effective Date; and
(ii)

receipt of such holder’s Pro Rata Share of Series [A] LES Trust Interests, which shall entitle such holder to its Pro Rata Share of (x) each Segregated Waterfall Distribution, and (y) each Segregated Remaining Assets Distribution, until such holder’s Allowed Segregated Exchange Principal Claim is satisfied in full.

(b)             Voting: The Segregated Exchange Principal Claims are impaired Claims, and holders of such Claims are entitled to vote to accept or reject the Plan.

5.5.	Note Exchange Collectible Claims (Class LES 5).

(a)             Treatment: Except to the extent that a holder of an Allowed Class LES 5 Claim agrees to different treatment, the following treatment shall constitute full and final satisfaction of each Allowed Note Exchange Collectible Claim:

(i)	payment in Cash of its Pro Rata Share of the Note Cash Distribution on or as soon as reasonably practicable after the Effective Date; and

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(ii)

receipt of such holder’s Pro Rata Share of Series [B] LES Trust Interests, which shall entitle such holder to its Pro Rata Share of (x) each Note Waterfall Distribution, and (y) each Note Remaining Assets Distribution, until such holder’s Allowed Note Exchange Collectible Claim is satisfied in full.

(b)             Voting: The Note Exchange Collectible Claims are impaired Claims, and holders of such Claims are entitled to vote to accept or reject the Plan.

5.6.	LES General Unsecured Claims (Class LES 6).

(a)             Treatment: Except to the extent that a holder of an Allowed Class LES 6 Claim agrees to different treatment, the following treatment shall constitute full and final satisfaction of each Allowed LES General Unsecured Claim:

(i)	payment in Cash of its Pro Rata Share of the LES Unsecured Cash Distribution on or as soon as reasonably practicable after the Effective Date; and
(ii)

receipt of such holder’s Pro Rata Share of Series [C] LES Trust Interests, which shall entitle such holder to its Pro Rata Share of (x) each LES Unsecured Waterfall Distribution, (y) each Subsequent Waterfall Distribution, and (z) each LES Unsecured Remaining Assets Distribution, until such holder’s Allowed LES General Unsecured Claim is satisfied in full.

(b)             Voting: The LES General Unsecured Claims are impaired Claims, and holders of such Claims are entitled to vote to accept or reject the Plan.

5.7.	LES Damages Claims (Class LES 7).

(a)             Treatment: Except to the extent that a holder of an Allowed Class LES 7 Claim agrees to different treatment, each holder of an Allowed Class LES 7 Claim shall receive, in full and final satisfaction of each Allowed LES Damages Claim, such holder’s Pro Rata Share of Series [D] LES Trust Interests, which shall entitle such holder to its Pro Rata Share of (a) each LES Waterfall Distribution, and (b) each LES Remaining Assets Distribution, which are made after all Allowed Segregated Exchange Principal Claims, all Allowed Note Exchange Collectible Claims and all Allowed LES General Unsecured Claims are satisfied in full, until such holder’s Allowed LES Damages Claim is satisfied in full.

(b)             Voting: The LES Damages Claims are impaired Claims, and holders of such Claims are entitled to vote to accept or reject the Plan.

5.8.	LES Equity Interests (Class LES 8).

(a)             Treatment: LES Equity Interests shall be cancelled and, except to the extent that a holder of an Allowed Class LES 8 Interest agrees to different treatment, each holder of an Allowed Class LES 8 Interest shall receive, in full and final satisfaction of such holder’s

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Allowed LES Equity Interests, such holder’s Pro Rata Share of Series [E] LES Trust Interests, which shall entitle such holder to its Pro Rata Share of (a) each Subsequent Waterfall Distribution and (b) each LES Remaining Assets Distribution once all Allowed Segregated Exchange Principal Claims, all Allowed Note Exchange Collectible Claims, all Allowed LES General Unsecured Claims and all Allowed LES Damages Claim are satisfied in full.

(b)             Voting: The LES Equity Interests are impaired Interests, and, subject to Section 7.10 of this Plan, the holders of such Interests are entitled to vote to accept or reject the Plan.

5.9.	LFG General Unsecured Claims (Class LFG 3).

(a)             Treatment: Except to the extent that a holder of an Allowed Class LFG 3 Claim agrees to different treatment, each holder of an Allowed Class LFG 3 Claim shall receive, in full and final satisfaction of such holder’s Allowed LFG General Unsecured Claim, such holder’s Pro Rata Share of Series A LFG Trust Interests, which shall entitle such holder to its Pro Rata Share of the LFG Trust Distributions until such holder’s Allowed LFG General Unsecured Claim is satisfied in full.

(b)             Voting: The LFG General Unsecured Claims are impaired Claims, and holders of such Claims are entitled to vote to accept or reject the Plan.

5.10.	LFG Exchange Guarantee Claims (Class LFG 4).

(a)             Treatment: Except to the extent that a holder of an Allowed Class LFG 4 Claim agrees to different treatment, such holder may elect to either

(i)

receive an LFG Guarantee Cash Distribution; provided that, such holder (x) assigns to the LFG Trust all rights, claims and Causes of Action such holder may have against third parties on account of its exchange, (y) votes in favor of the Plan and (z) does not object to confirmation of the Plan; or

(ii)	be deemed to be a holder of an LFG General Unsecured Claim, and receive a Pro Rata Share of Series A LFG Trust Interests pursuant to Section 5.9 of this Plan;

in each case in full and final satisfaction of such holder’s Allowed LFG Exchange Guarantee Claims.

(b)             Voting: The LFG Exchange Guarantee Claims are impaired Claims, and holders of such Claims are entitled to vote to accept or reject the Plan.

5.11.	LFG Securities Law Claims (Class LFG 5).

(a)             Treatment: Except to the extent that a holder of an Allowed Class LFG 5 Claim agrees to different treatment, each holder of an Allowed Class LFG 5 Claim shall receive, in full and final satisfaction of such holder’s Allowed LFG Securities Law Claim such holder’s

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Pro Rata Share of Series B LFG Trust Interests, which shall entitle such holder to its Pro Rata Share of the LFG Trust Distributions, once all Allowed LFG General Unsecured Claims are satisfied in full, until such holder’s Allowed LFG Securities Law Claim is satisfied in full.

(b)             Voting: The LFG Securities Law Claims are impaired Claims, and holders of such Claims are entitled to vote to accept or reject the Plan.

5.12.	LFG Equity Interest (Class LFG 6).

(a)             Treatment: The LFG Equity Interests shall be cancelled and holders of LFG Equity Interests shall not be entitled to any distribution under the Plan.

(b)             Voting: In accordance with section 1126(g) of the Bankruptcy Code, the holders of LFG Equity Interests are conclusively presumed to reject this Plan and are not entitled to vote to accept or reject the Plan.

5.13.	Subsidiary General Unsecured Claims (Class SD 3).

(a)             Treatment: Except to the extent that a holder of an Allowed Class SD 3 Claim agrees to different treatment, each holder of an Allowed Class SD 3 Claim shall receive, in full and final satisfaction of such holder’s Allowed Subsidiary General Unsecured Claim, such holder’s Pro Rata Share of the applicable Series [A] SD Trust Interests, which shall entitle such holder to its Pro Rata Share of the applicable SD Trust Proceeds, until such holder’s Allowed Subsidiary General Unsecured Claim is satisfied in full.

(b)             Voting: The Subsidiary General Unsecured Claims are impaired Claims, and holders of such Claims are entitled to vote to accept or reject the Plan.

5.14.	Subsidiary Equity Interests (Class SD 4).

(a)             Treatment: The Subsidiary Equity Interests shall be cancelled, and the holder of Allowed Class SD 4 Interests shall receive, in full and final satisfaction of such holder’s Allowed Subsidiary Equity Interests, such holder’s Pro Rata Share of the applicable Series [B] SD Trust Interests, which shall entitle such holder to its Pro Rata Share of the applicable SD Trust Proceeds, if any, after the satisfaction of all such Debtor’s Allowed SD General Unsecured Claims.

(b)             Voting: The Subsidiary Equity Interests are impaired Interests, and, subject to Section 7.10 of this Plan, the holders of such Interests are entitled to vote to accept or reject the Plan.

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ARTICLE VI.

ACCEPTANCE OR REJECTION OF

THE PLAN; EFFECT OF REJECTION BY ONE

OR MORE CLASSES OF CLAIMS OR INTERESTS

6.1.	Class Acceptance Requirement.

A Class of Claims shall have accepted the Plan if it is accepted by at least two-thirds (2/3) in amount of the Allowed Claims in such Class and more than one-half (1/2) in number of holders of such Claims that have voted on the Plan. A Class of Interests shall have accepted the Plan if it is accepted by at least two-third (2/3) in amount of the Allowed Interests in such Class that have voted on the Plan. All votes on the Plan shall be tabulated on a non- consolidated basis by Class and by Debtor for the purpose of determining whether the Plan satisfies this Section 6.1.

6.2.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code or “Cramdown.”

If one or more Classes of Claims or Interests vote to reject this Plan, the Debtors, with the prior written consent of each of the Creditors Committees, may request confirmation of this Plan, as it may be modified and amended from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors, with the prior written consent of each of the Creditors Committees, reserve the right to alter, amend, modify, revoke or withdraw this Plan or any Plan Document in order to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

6.3.	Elimination of Vacant Classes.

Any Class of Claims or Interests that does not have a holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

6.4.	Voting Classes; Deemed Acceptance by Non-Voting Classes.

If a Class contains Claims or Interests eligible to vote and no holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Plan shall be deemed accepted by the holders of such Claims or Interests in such Class.

6.5.	Confirmation of All Cases.

Except as otherwise specified herein, the Plan shall not be deemed to have been confirmed unless and until the Plan has been confirmed as to each of the Debtors; provided, however, that the Debtors, with the prior written consent of each of the Creditors Committees, may at any time waive this Section 6.5 with respect to the Chapter 11 Cases of one or more Debtors.

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ARTICLE VII.

MEANS FOR IMPLEMENTATION

7.1.	No Substantive Consolidation.

The Plan is a joint plan that does not provide for substantive consolidation of the Debtors’ estates, and on the Effective Date, the Debtors’ estates shall not be deemed to be substantively consolidated for purposes hereof. Except as specifically set forth herein, nothing in this Plan or the Disclosure Statement shall constitute or be deemed to constitute an admission that any one of the Debtors is subject to or liable for any claim against any other Debtor. Additionally, claimants holding Claims against multiple Debtors, to the extent Allowed in each Debtor’s Chapter 11 Case, will be treated as holding a separate claim against each Debtor’s estate, provided, however, that no holder of an Allowed Claim shall be entitled to receive more than payment in full of such Allowed Claim (plus postpetition interest, if and to the extent provided in this Plan), and such Claims will be administered and treated in the manner provided in this Plan.

7.2.	Cancellation of Existing Securities and Agreements.

(a)             Except for the purpose of evidencing a right to distribution under this Plan, or an asserted defense against or equitable remedy in respect of any asserted Cause of Action, and except as otherwise set forth herein, on the Effective Date the Convertible Senior Debentures and any other agreements, instruments or documents evidencing any Claim against or any Interest in a Debtor shall be deemed cancelled, discharged and of no further force or effect as to the Debtors.

(b)             As a condition to participation under this Plan, the holder of a note, debenture, equity security or other evidence of indebtedness of or equity interest in any of the Debtors (with the exception of holders of the Convertible Senior Debentures) that desires to receive the property to be distributed on account of an Allowed Claim or Allowed Interest based on such note, debenture, equity security or other evidence of indebtedness or equity interest shall surrender such note, debenture, equity security or other evidence of indebtedness or equity interest to the respective Debtors or Post-Effective Date Entities, or their designee (unless such holder’s Claim will be reinstated by this Plan, in which case such surrender shall not be required), and shall execute and deliver such other documents as are necessary to effectuate this Plan; provided, however, that if a claimant is a holder of an equity security, note, debenture or other evidence of indebtedness or equity interest for which no physical certificate was issued to the holder but which instead is held in book-entry form pursuant to a global security held by a securities depositary or custodian thereof, then the Debtors or the indenture trustee for such equity security, note, debenture or other evidence of indebtedness may waive the requirement of surrender. Except as otherwise provided in this section, if no surrender of a equity security, note, debenture or other evidence of indebtedness or equity interest occurs and a claimant or equity holder does not provide an affidavit and indemnification agreement, in form and substance satisfactory to the Debtors, the Trustees or Post-Effective Date Entities, as applicable, that such equity security, note, debenture or other evidence of indebtedness or equity interest was lost, then no distribution may be made to any claimant or equity interest holder whose Claim or

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Interest is based on such equity security, note, debenture or other evidence of indebtedness or equity interest thereof. Except in the case of the Convertible Senior Debentures which are held in book-entry form pursuant to a global security, the Trustees shall make subsequent distributions only to the Persons who surrender the securities for exchange (or their assignees) and the record holders of such securities shall be those holders of record as of the Effective Date.

                               (c)             All distributions in respect of the Convertible Senior Debentures pursuant to the Plan shall be made to the Indenture Trustee on the Effective Date, The Depository Trust Company shall surrender for cancellation to the Indenture Trustee the certificates for the Convertible Senior Debentures issued in the name of Cede and Co. and that are held by The Depository Trust Company. Notwithstanding the foregoing, the Convertible Senior Debentures shall continue in effect solely for the purpose of: (i) allowing beneficial holders of the Convertible Senior Debentures to receive distributions under this Plan and (ii) allowing and preserving the rights of the Indenture Trustee to make distributions in satisfaction of Allowed LFG General Unsecured Claims (Class LFG 3) to the beneficial owners of the Convertible Senior Debentures in respect thereof, but in all cases subject to the terms and conditions of the Indentures. Pursuant to Section 8.06 of the Indentures, (x) the Indenture Trustee shall be entitled to exercise its charging lien prior to that of the Convertible Senior Debentures upon all property and funds held or collected by the Indenture Trustee pursuant to the Plan, and (y) the Indenture Trustee may assert its charging lien against property and funds held or collected in respect of the Convertible Senior Debentures with respect to the LFG General Unsecured Claims before making distributions to the beneficial owners of the Convertible Senior Debentures.

7.3.	Vesting of Assets.

(a)             Except as otherwise provided herein or in any agreement, instrument or other document relating thereto, on or after the Effective Date, all property of the Estates of the Debtors, other than the Orange County Bancorp Interests, and any property acquired by any of the Debtors pursuant to this Plan shall not revest in the Debtors pursuant to section 1141(b) of the Bankruptcy Code, but instead shall remain vested in the applicable Post-Effective Date Estate, to be monetized and distributed by the applicable Trustee, or transferred to the Trusts, as applicable, pursuant to the terms of this Plan and the Confirmation Order. As soon as practicable after all aspects of the Plan pertaining to each Post-Effective Date Estate have been completed, each Post-Effective Date Estate shall be dissolved and wound up.

(b)             Except as provided in Section 7.16 of this Plan, on the Effective Date, pursuant to sections 1141(b) of the Bankruptcy Code, the Orange County Bancorp Interests shall vest in Post-Effective Date LFG, free and clear of all Claims, Liens, encumbrances, charges, and other Interests, except as provided herein or in the Confirmation Order.

7.4.	Cancellation of Certain Existing Security Interests.

Upon the full payment or other satisfaction of an Allowed Secured Claim, or promptly thereafter, the holder of such Allowed Secured Claim shall deliver to the Debtors any Collateral or other property of either Debtor held by such holder, and any termination statements, instruments of satisfactions, or releases of all security interests with respect to its Allowed

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Secured Claim that may be reasonably required in order to terminate any related financing statements, mortgages, mechanic’s liens, or lis pendens.

7.5.	Officers and Boards of Directors.

On the Effective Date, (a) the positions of the current directors, or in the case of a governing body created by a partnership agreement, limited liability company agreement or similar agreement, the members of such governing body (such persons and the corporate directors collectively, the “Governors”) of each Debtor shall be eliminated, and each Governor shall be terminated (without the necessity of further action), and (b) to the fullest extent permitted by applicable law, the rights, powers, and duties of the Governors of (i) LFG shall vest in the LFG Governor, (ii) each LFG Subsidiary Debtor that has a Governor shall vest in the LFG Trustee, and (iii) LES and each LES Subsidiary Debtor that has a Governor shall vest in the LES Trustee, and the applicable Trustee or its designee shall be the presiding officer and the sole Governor of each applicable Debtor. The applicable Trustee shall make all determinations with respect to employment of any other directors, officers, managers and employees of the Debtors on and after the Effective Date.

7.6.	Corporate Action.

The entry of the Confirmation Order shall constitute authorization for the Debtors, their Subsidiaries, the Trustees, or the Trust Committees, as applicable, to take or cause to be taken all corporate actions necessary or appropriate to implement all provisions of, and to consummate, the Plan and the Plan Documents prior to, on and after the Effective Date and, except as expressly provided herein, all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court without further approval, act or action under any applicable law, order, rule or regulation, including without limitation, any action required by the stockholders or directors of the Debtors and their Subsidiaries, including, among other things, (a) the adoption of new organizational documents for any Debtor, (b) the election and/or appointment of new officers and/or directors, (c) the termination and cancellation of any outstanding instrument, document or agreement evidencing Claims or Interests in the Debtors, (d) all transfers of Assets that are to occur pursuant to the Plan, (e) the incurrence of all obligations contemplated by the Plan and the making of all Plan Distributions, (f) the formation of the LES Trust, the qualification of the LES Trustee and the LES Trust Committee and the transfers to the LES Trust as contemplated by the Plan, (g) the formation of the LFG Trust, the qualification of the LFG Trustee and the LFG Trust Committee and the transfers to the LFG Trust as contemplated by the Plan, (h) the formation of an SD Trust for each Subsidiary Debtor, the qualification of the SD Trustees and the transfers to the SD Trusts as contemplated by the Plan, (i) the qualification or appointment of the LFG Governor, (j) the implementation of all settlements and compromises as set forth in or contemplated by the Plan, (k) entering into any and all transactions, contracts, or arrangements permitted by applicable law, order, rule or regulation, (l) the winding-up of any Debtor or the merger of any Debtor into another Debtor, and (m) any other action consistent with the terms of the Plan. The officers of the Debtors, the Trustees, the Trust Committees and the Sub-Trust Committees are authorized and empowered to do all things and to execute and deliver all agreements, documents, instruments, notices and certificates as are contemplated by the Plan and the Plan Documents and to take all necessary

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action required in connection therewith, in the name of and on behalf of the Debtors and Post-Effective Date Entities.

7.7.	Monetization of Assets of the Subsidiary Debtors.

(a)             The SD Trustees shall, in an expeditious but orderly manner, monetize and convert the Assets of the Subsidiary Debtors to Cash and make timely distributions to the holders of SD Trust Interests, and not unduly prolong the duration of the Post-Effective Date Estates of the Subsidiary Debtors. In so doing, the applicable SD Trustee shall exercise its reasonable business judgment in monetizing the Assets of the Subsidiary Debtors to maximize recoveries. The monetization of such Assets may be accomplished through the sale of such Assets (in whole or in combination) as the applicable SD Trustee may determine is in the best interests of the holders of Claims against and Interests in the Subsidiary Debtors. Subject to Section 8.15(b) of this Plan, the SD Trustees shall have no liability to any of the Debtors, their Estates, their creditors, the Creditors Committees, their members or any other party for the outcome of its decisions in this regard.

(b)             In connection with the monetization of a Subsidiary Debtor’s Assets, the applicable SD Trustee shall maintain individual ledgers for each Subsidiary Debtor, which shall include a record of the purchase price for each sale of such Subsidiary Debtor’s Assets and any costs or expenses associated with that sale. The net proceeds of such sales will be placed in an account for the periodic distribution to the SD Trust Beneficiaries.

(c)             If, at the end of five (5) years after the Effective Date, any of the Assets of the Subsidiary Debtors remain unsold (the “Unsold Assets”), the applicable SD Trustee shall submit a motion to the Bankruptcy Court, on notice to the Notice Parties, which shall set forth such SD Trustee’s proposed treatment of the Unsold Assets. If any of the Notice Parties object, the Bankruptcy Court shall schedule a hearing with respect to the motion.

7.8.	Closing of the Debtors’ Chapter 11 Cases.

When all Disputed Claims or Interests filed against a Debtor have become Allowed Claims or Interests or have been Disallowed by Final Order or otherwise pursuant to this Plan, and all appropriate Plan Distributions have been made pursuant to the Plan, the applicable Trustee shall seek authority from the Bankruptcy Court to close such Debtor’s Chapter 11 Case in accordance with the Bankruptcy Code and the Bankruptcy Rules.

7.9.	Subordination of Indemnification Claims.

Notwithstanding anything to the contrary contained herein, on and as of the Effective Date, the Indemnification Claims shall be subordinated to the payment in full of the LES General Unsecured Claims and the LFG General Unsecured Claims, as applicable.

7.10.	Solicitation of Debtors.

Notwithstanding anything to the contrary herein, each Debtor that would otherwise be entitled to vote to accept or reject this Plan as a holder of a Claim against or Interest

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in another Debtor shall not be solicited for voting purposes, and such Debtor will be deemed to have voted to accept this Plan.

7.11.	Third Party Exchange Notes.

(a)              On the Effective Date, Third Party Exchange Notes will be transferred to the LES Trust. The LES Trust shall actively pursue collection of the Third Party Exchange Notes.

(b)              On the next Subsequent Distribution Date after the collection of Third Party Note Funds, the LES Trust shall distribute the applicable Note Cash Distribution to each applicable holder of an Allowed Note Exchange Collectible Claim.

7.12.	Lead Case Fee Claims.

Any Plan Consideration held by the Post-Effective Date Entities, or Trusts on account of, or to pay, Lead Case Fee Claims shall be distributed to the LES Trust to be distributed in accordance with the relative priorities as set forth in Article V of this Plan on the next Subsequent Distribution Date, to the extent that such Plan Consideration is not utilized to satisfy Allowed Lead Case Fee Claims.

7.13.	Asset Sale Escrow Cash.

All Asset Sale Escrow Cash shall be disbursed to the LFG Trust on the Effective Date.

7.14.	Escrow Exchange Agreement Cash.

All Cash held in escrow accounts for the benefit of holders of LES Escrow Exchange Claims shall be disbursed to the LES Trust on the Effective Date.

7.15.	Notice of Resolution of Litigation.

Within thirty (30) days of an agreement by the Trustees that the ARS Litigation and the Other Litigation has been fully and finally resolved, the Trustees shall file a joint notice with the Bankruptcy Court stating that Section 14.4(b) of the Plan is no longer in effect, and shall serve such notice on holders of Allowed Claims against LES and LFG.

7.16.	Post-Effective Date LFG.

(a)             To the extent that a PBGC Determination is made on or before the Effective Date, the Orange County Bancorp Interests shall vest in Post-Effective Date LFG.

(b)              Promptly after the Effective Date, Post-Effective Date LFG shall commence dissolution proceedings pursuant to the applicable laws of the Commonwealth of Virginia.

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(c)              Prior to Orange County Bancorp exercising its shareholder rights to sell all or substantially all of Orange County Bancorp’s assets, the LFG Governor shall submit a motion to the Bankruptcy Court, on notice to the Notice Parties. If any of the Notice Parties object, the Bankruptcy Court shall schedule a hearing with respect to the motion.

(d)             The LFG Trust shall indemnify the LFG Governor (solely in its capacity as such) and will pay or reimburse the LFG Governor upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the LFG Governor in accordance with the provisions of this Plan (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith.

ARTICLE VIII.

THE TRUSTS

8.1.	Generally.

The powers, authority, responsibilities and duties of the Trusts, the Trustees and the Trust Committees are set forth in and shall be governed by the applicable Trust Agreement, the Inter-Trust Agreement and this Plan. In the event a Trustee is terminated or resigns for any reason, the designation of a successor shall be governed by the applicable Trust Agreement. The salient terms of the employment of the Trustees, including duties and compensation, to the extent not set forth in the Plan, shall be set forth in the applicable Trust Agreement or the Confirmation Order. The Trust Agreements shall contain provisions customary to trust agreements utilized in comparable circumstances. The Trusts, the Trustees and the Trust Committees shall be bound by the Plan and shall not challenge any provision of the Plan.

8.2.	Creation and Funding of the Trusts.

(a)              On the Effective Date, each of the Trusts and their associated Sub-Trusts, including an SD Trust for each Subsidiary Debtor, shall be established as liquidating trusts for the primary purpose of monetizing and distributing the Trust Assets to holders of Trust Interests with no objective to continue or engage in the conduct of a trade or any other business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Trusts.

(b)             Upon the transfer by LES or LFG, as applicable, of the Trust Assets to the Trusts, the Debtors or the Post-Effective Date Estates, as applicable, will have no reversionary or further interest in or with respect to the Trust Assets or the Trusts. Each such Trust is intended to qualify as a “grantor trust” for U.S. federal income tax purposes and shall be structured with the intention of complying with Revenue Procedure 94-45, 1994-2 C. B. 684, which sets forth the general criteria for obtaining an IRS ruling as to the grantor trust status of a liquidating trust under a chapter 11 plan. To the extent permitted by law, the Debtors, the Trusts and the Trust Beneficiaries, for all U.S. federal income tax purposes, will treat the Trust Assets as having been transferred by the Debtors to the Trust Beneficiaries pursuant to the Plan, followed by a contribution of such assets by the Trust Beneficiaries to the Trusts with the intention that the

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Trusts will be treated as grantor trusts and the Trust Beneficiaries will be treated as grantors and owners.

(c)              On or immediately prior to the Effective Date, the Trustees shall execute the Trust Agreements and shall take all other steps necessary to establish the Trusts pursuant to the Trust Agreements and consistent with the Plan.

(d)              On the Effective Date, and in accordance with and pursuant to the terms of the Plan, LES and LFG shall transfer, assign and deliver to the applicable Trust, all of their rights, title and interests in all of the Trust Assets notwithstanding any prohibition of assignability under non-bankruptcy law. In connection with the transfer of such assets, any attorney client privilege, work product privilege, or other privilege or immunity relating to any claim or Cause of Action and/or attaching to any documents or communications (whether written or oral) transferred to the Trusts shall vest in the applicable Trust and its representatives, and the Debtors and the Trusts are authorized to take all necessary actions to effectuate the transfer of such privileges. The Trusts shall agree to accept and hold the applicable Trust Assets in the Trusts for the benefit of the Trust Beneficiaries, subject to the terms of the Plan and the applicable Trust Agreement. All parties (including the Debtors and the Trustees) shall execute any documents or other instruments as necessary to cause title to the Trust Assets to be transferred to the Trusts.

(e)             Membership, duties, responsibilities and powers of the Trust Committees and the Sub-Trust Committees shall be as set forth in the applicable Trust Agreement.

(f)             In accordance with the terms of the applicable Trust Agreement, the Debtors, the Trustees, and the respective Trust Beneficiaries shall each value the Trust Assets and assumed liabilities consistently for United States federal and other income tax purposes.

8.3.	Operations of the Trusts.

(a)             The Trusts shall, in an expeditious, but prudent, reasonable and orderly manner, prosecute and/or liquidate, as applicable, the Trust Assets, make timely distributions, if any, to Trust Beneficiaries pursuant to the Plan and the applicable Trust Agreement and not unduly prolong their duration. The Trusts shall not be deemed successors in interest of the Debtors for any purpose other than as specifically set forth herein or in the applicable Trust Agreement and/or the Inter-Trust Agreement.

(b)             The Trust Causes of Action may only be prosecuted or settled by the applicable Trust, subject to the terms of the applicable Trust Agreement. The Post-Effective Date Estates may not prosecute or settle any Trust Causes of Action. Notwithstanding anything to the contrary herein, prior to effectuating a settlement of any of the Trust Causes of Action subsequent to the Effective Date, the applicable Trustee shall submit a motion to the Bankruptcy Court, on notice to the Notice Parties, requesting approval of such settlement.

(c)             The LES Trustee may object to, seek to subordinate, compromise or settle any Claims against LES or the LES Subsidiary Debtors and Causes of Action of LES or the LES Subsidiary Debtors, other than the Other Litigation, that have not already been Allowed as of the Effective Date.

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(d)             The LFG Trustee may object to, seek to subordinate, compromise or settle any Claims against LFG or the LFG Subsidiary Debtors and Causes of Action of LFG or the LFG Subsidiary Debtors, other than the ARS Litigation, that have not already been Allowed as of the Effective Date.

(e)             Trust Assets for which it is unfeasible or impractical to monetize in a timely manner, as determined by the applicable Trustee, in consultation with the applicable Trust Committee, may be abandoned or otherwise disposed of in accordance with the terms of the applicable Trust Agreement.

8.4.	Distribution of Proceeds.

(a)             Each Trust is required to distribute at least annually to the applicable holders of Trust Interests, its net income and all net proceeds from the sale or other disposition of assets held by such Trust, other than an amount of net income or proceeds (a) required by the applicable Trust Agreement, any law, regulation, rule, ruling, directive, treaty or other governmental requirement, (b) reasonably necessary to maintain the value of the assets held by it or (c) reasonably necessary to meet claims and contingent liabilities of such Trust, provided, however, that the Trust Committees may authorize the Trusts to retain Trust Proceeds to fund additional litigation with respect to Trust Causes of Action.

(b)             The LFG and LES Trust Agreements shall provide that, not less than ten (10) Business Days prior to a Waterfall Distribution, the distributing Trustee shall provide the non-distributing Trustee with notice of the proposed distribution. Such notice shall include, inter alia, information regarding collective Waterfall Distributions made by the Trustees and a proposed allocation between the LES Trust and the LFG Trust of such Waterfall Distribution. If the non-distributing Trustee disagrees with the proposed Waterfall Distribution and/or the allocation between the LES Trust and the LFG Trust, the non-distributing Trustee shall provide the distributing Trustee with written notification of such dispute. Upon receipt of such notice, the Trustees shall work in good faith for not less than fifteen (15) days to resolve such dispute. If the Trustees are unable to resolve the dispute within fifteen days, either Trustee may seek an expedited hearing from the Bankruptcy Court to resolve the dispute.

(c)             Distributions of Trust Proceeds of each Trust shall be made by the applicable Trustee in accordance with the series of Trust Interests described in this Plan and the Trust Agreements.

8.5.	Fees and Expenses of the Trusts.

All fees, expenses and costs of the Trusts, including, without limitation, fees and expenses incurred by professionals retained by the Trustees (in accordance with the terms and conditions set forth in the Trust Agreements) shall be paid by the applicable Trust, and none of the Trustees or the Post-Effective Date Estates shall be responsible for any fees, expenses and costs of the Trusts.

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8.6.	Inter-Trust Agreement.

On or prior to the Effective Date, the Trustees, as applicable, shall enter into the Inter-Trust Agreement which shall, among other things, set forth the issues related to (a) a common interest agreement with respect to the sharing of privileged materials, (b) post-Effective Date custody of the Debtors’ books and records, and (c) [ ].

8.7.	Termination of the Trusts.

(a)             Each Trust shall terminate upon the distribution or abandonment of all of its Trust Assets, but in no event later than the fifth anniversary of the Effective Date (the “Initial Trust Termination Date”); provided that, on or later than the date that is thirty (30) days before the Initial Trust Termination Date, the Bankruptcy Court, upon motion by a party in interest, may extend the term of a Trust for a finite period (any such extension an “Extended Trust Termination Date”) if such an extension is necessary to complete any pending litigation or any distribution required under the applicable Trust Agreement.

(b)              Notwithstanding the foregoing, multiple extensions may be obtained so long as Bankruptcy Court approval is obtained no more than thirty (30) days before the expiration of each Extended Trust Termination Date.

8.8.	Transferability of Trust Interests.

A holder of Trust Interests may only sell, assign or transfer all or any portion of such Trust Interests to a Permitted Transferee.

8.9.	Tax Treatment of Holders of Trust Interests.

The Debtors, the Trustees, and the Trust Beneficiaries shall treat the Trust Beneficiaries as the grantors of the trust that comprises the applicable Trust and each Trustee will file tax returns for each Trust as a “grantor trust” pursuant to Section 1.671-4(a) of the U.S. Treasury Regulations. Items of income, gain, loss, expense, and other tax items will be allocated to those Trust Beneficiaries that would be entitled to receive such items if they constituted cash distributions or reductions therefrom, and such Trust Beneficiaries shall be responsible for the payment of taxes on a current basis that result from such allocations.

8.10.	Nature of Trust Interests.

The Trust Interests issued pursuant to the Plan shall be in the nature of equity interests, and not in the nature of notes, bonds, debentures or evidences of indebtedness. As such, all of the Trust Interests shall be junior in right of payment to all liabilities and obligations of the applicable Trust and payments with respect to Trust Interests shall be contingent upon recoveries of Trust Proceeds.

8.11.	Distribution of Waterfall Proceeds.

(a)              Notwithstanding any other provision of this Plan, Waterfall Proceeds shall be distributed in the following order of priority:

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(i)	First, the initial $8 million of the Waterfall Proceeds shall be disbursed to the LFG Trust;
(ii)	Second, the next $65 million of Waterfall Proceeds shall be distributed to the LES Trust;
(iii)	Third, the next $3 million of Waterfall Proceeds shall be distributed to the LFG Trust;
(iv)	Fourth, 65% of the next $159 million of Waterfall Proceeds shall be distributed to the LES Trust, and the remaining 35% of such proceeds shall be distributed to the LFG Trust; and
(v)	Fifth, Waterfall Proceeds in excess of $235 million shall be split evenly (i.e., 50% each) between (i) the LFG Trust and (ii) the LES Trust.

(b)             The Trustees shall be obligated, pursuant to the procedures contained in the Trust Agreement, to cause any court order entered granting judgment in respect of, or approving the settlement of, any Waterfall Asset, to provide that the portion of related Waterfall Proceeds, in the amounts required by this Section 8.11, be delivered directly to the appropriate Trustee.

8.12.	LES Trust Proceeds.

The LES Trust Proceeds shall be distributed by the LES Trustee to the LES Trust Beneficiaries in accordance with their respective LES Trust Interests and pursuant to Article V of this Plan and the LES Trust Agreement.

8.13.	LFG Trust Proceeds.

The LFG Trust Proceeds shall be distributed by the LFG Trustee to the LFG Trust Beneficiaries in accordance with their respective LFG Trust Interests and pursuant to Article V of this Plan and the LFG Trust Agreement.

8.14.	SD Trust Proceeds.

The SD Trust Proceeds shall be distributed by the applicable SD Trustee to the SD Trust Beneficiaries in accordance with the terms of this Plan and the applicable SD Trust Agreement.

8.15.	Trustees – Appointment and Duties.

(a)             In the event that the Debtors and the applicable Creditors Committee are unable to agree on a mutually acceptable Trustee, the Creditors Committee may make a motion on ten days notice to seek Bankruptcy Court approval to appoint a Trustee over the objection of the Debtors.

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                               (b)             As set forth more fully in the Trust Agreements, (i) the LES Trustee shall owe fiduciary duties to LES, the LES Subsidiary Debtors, and their respective Estates and Post-Effective Date Estates, and (ii) the LFG Trustee shall owe fiduciary duties to LFG, the LFG Subsidiary Debtors, and their respective Estates and Post-Effective Date Estates.

ARTICLE IX.

DISTRIBUTIONS

9.1.	Distributions.

The Trustees will distribute the Plan Distributions to the appropriate holders of Allowed Claims and Allowed Interests in accordance with the terms of this Plan.

9.2.	No Postpetition Interest on Claims.

Unless otherwise specifically provided for in the Confirmation Order or other order of the Bankruptcy Court, or required by applicable bankruptcy or non-bankruptcy law, postpetition interest shall not accrue or be paid on any Claims, and no holder of a Claim shall be entitled to interest accruing on such Claim on or after the Petition Date.

9.3.	Date of Distributions.

Unless otherwise provided herein, any Plan Distributions and deliveries to be made hereunder shall be made on the Initial Distribution Date, provided that the Trustees may utilize Subsequent Distribution Dates to the extent appropriate. In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

9.4.	Distribution Record Date.

As of the close of business on the Distribution Record Date, the various lists of holders of Claims and Interests in each of the Classes, as maintained by the Debtors, or their agents, shall be deemed closed and there shall be no further changes in the record holders of any of the Claims or Interests except to the extent a Claim is timely filed by a governmental unit (as defined in Bankruptcy Code section 101(27)) after the Distribution Record Date. Neither the Debtors nor the Trustees shall have any obligation to recognize any transfer of Claims or Interests occurring after the close of business on the Distribution Record Date. Additionally, with respect to payment of any Cure Amounts or any Cure Disputes in connection with the assumption and/or assignment of the Debtors’ executory contracts and leases, the Debtors shall have no obligation to recognize or deal with any party other than the non-Debtor party to the underlying executory contract or lease, even if such non-Debtor party has sold, assigned or otherwise transferred its Claim for a Cure Amount.

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9.5.	Delivery of Distribution.

The Trustees will issue, or cause to be issued, and authenticate, as applicable, the Plan Consideration and subject to Bankruptcy Rule 9010, make all distributions or payments to any holder of an Allowed Claim or Interest as and when required by this Plan at: (i) the address of such holder on the books and records of the Debtors or their agents; or (ii) at the address in any written notice of address change delivered to the Debtors or the applicable Trustee, including any addresses included on any filed proofs of Claim or transfers of Claim filed pursuant to Bankruptcy Rule 3001. In the event that any distribution to any holder is returned as undeliverable, no distribution or payment to such holder shall be made unless and until the applicable Trustee has been notified of the then current address of such holder, at which time or as soon as reasonably practicable thereafter such distribution shall be made to such holder without interest, provided, however, such distributions or payments shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of the later of one year from: (i) the Effective Date; and (ii) the date such holder’s Claim is first Allowed.

9.6.	Unclaimed Property.

One year from the later of: (i) the Effective Date, and (ii) the date a Claim is first Allowed, all unclaimed property or interests in property shall revert to the applicable Trust, Post-Effective Date Estate or the successor or assign of such Trust or Post-Effective Date Estate to be distributed pursuant to the terms of this Plan and any applicable Trust Agreement, and the Claim of any other holder to such property or interest in property shall be discharged and forever barred. Neither the Trusts, the Post-Effective Date Estates or the Trustees, as applicable, shall have an obligation to attempt to locate any holder of an Allowed Claim of Allowed Interest other than by reviewing the Debtors’ books and records, or proofs of Claim filed against the Debtors.

9.7.	Satisfaction of Claims.

Unless otherwise provided herein, any distributions and deliveries to be made on account of Allowed Claims or Allowed Interests hereunder shall be in complete settlement, satisfaction and discharge of such Allowed Claims or Allowed Interests.

9.8.	Manner of Payment Under Plan.

Except as specifically provided herein, at the option of the applicable Trustee, any Cash payment to be made hereunder may be made by a check or wire transfer.

9.9.	No Distribution in Excess of Amount of Allowed Claim.

(a)              Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall, on account of such Allowed Claim, receive a Plan Distribution in excess of the Allowed amount of such Claim plus postpetition interest on such Claim, to the extent interest is provided in Section 9.2 of this Plan.

(b)              Pursuant to the terms of the applicable Trust Agreements, all holders of Claims shall notify the applicable Trustee of any and all third party recoveries received on behalf of their Claims.

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9.10.	Setoffs and Recoupments.

Except to the extent set forth herein, each Post-Effective Date Entity, or such entity’s designee as instructed by such Post-Effective Date Entity, may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off and/or recoup against any Allowed Claim, and the distributions to be made pursuant to this Plan on account of such Allowed Claim, any and all claims, rights and Causes of Action that a Post-Effective Date Entity or its successors may hold against the holder of such Allowed Claim after the Effective Date; provided, however, that neither the failure to effect a setoff or recoupment nor the allowance of any Claim hereunder will constitute a waiver or release by a Post-Effective Date Entity or its successor, including the Trusts, of any and all claims, rights and Causes of Action that a Post-Effective Date Entity or its successor may possess against such holder.

9.11.	Withholding and Reporting Requirements.

In connection with this Plan and all distributions thereunder, the Post-Effective Date Entities shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all Plan Distributions hereunder shall be subject to any such withholding and reporting requirements. The Trustees or Post-Effective Date Entities shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements, including, without limitation, liquidating a portion of any Plan Distribution to generate sufficient funds to pay applicable withholding taxes or establishing any other mechanisms the Debtors, Post-Effective Date Entities or the Trustees believe are reasonable and appropriate, including requiring a holder of a Claim or Interest to submit appropriate tax and withholding certifications. Notwithstanding any other provision of this Plan: (i) each holder of an Allowed Claim or Allowed Interest that is to receive a distribution under this Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations on account of such distribution; and (ii) no Plan Distributions shall be required to be made to or on behalf of such holder pursuant to this Plan unless and until such holder has made arrangements satisfactory to the Trustees for the payment and satisfaction of such tax obligations or has, to the Trustees’ satisfaction, established an exemption therefrom.

9.12.	Fractional Shares.

No fractional Trust Interests shall be distributed. When any distribution would otherwise result in the issuance of a number of Trust Interests that is not a whole number, the Trust Interests subject to such distribution will be rounded to the next higher or lower whole number as follows: (a) fractions equal to or greater than ½ will be rounded to the next higher whole number; and (b) fractions less than ½ will be rounded to the next lower whole number. The total number of Trust Interests to be distributed on account of Allowed Claims or Allowed Interests will be adjusted as necessary to account for the rounding provided for in the Plan. No consideration will be provided in lieu of fractional shares that are rounded down. Neither the Trusts, the Trustees nor the Post-Effective Date Estates shall have any obligation to make a distribution that is less than one (1) Trust Interest or $10.00 in Cash.

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9.13.	Hart-Scott Rodino Antitrust Improvements Act.

Any Plan Distribution to be distributed under the Plan to an entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such entity shall have expired or been terminated. In the event any applicable notification and waiting periods do not expire without objection, the applicable Trustee shall, in its sole discretion, be entitled to sell such entity’s Plan Distribution that was to be distributed under the Plan to such entity, and thereafter shall distribute the proceeds of the sale to such entity.

ARTICLE X.

PROCEDURES FOR RESOLVING CLAIMS

10.1.	Objections to Claims.

Other than with respect to Fee Claims, only the Post-Effective Date Entities or the Trustees shall be entitled to object to Claims or Interests after the Effective Date. Any objections to those Claims (other than Administrative Expense Claims), shall be served and filed on or before the later of: (i) one-hundred twenty (120) days after the Effective Date; and (ii) such other date as may be fixed by the Bankruptcy Court, whether fixed before or after the date specified in clause (i) hereof. Any Claims filed after the Bar Date or Administrative Bar Date, as applicable, shall be deemed disallowed and expunged in their entirety without further order of the Bankruptcy Court or any action being required on the part of the Trustees, the Debtors or the Post-Effective Date Entities, unless the Person or entity wishing to file such untimely Claim has received prior Bankruptcy Court authority to do so. Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the claimant if the objecting party effects service in any of the following manners: (i) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (ii) by first class mail, postage prepaid, on the signatory on the proof of claim as well as all other representatives identified in the proof of claim or any attachment thereto; or (iii) by first class mail, postage prepaid, on any counsel that has appeared on the claimant’s behalf in the Chapter 11 Cases (so long as such appearance has not been subsequently withdrawn). From and after the Effective Date, and except as provided in the applicable Trust Agreements, the Trustees shall prosecute any objections to Claims pending at such time and may settle and/or compromise any Disputed Claim without approval of the Bankruptcy Court. To the extent an objection to Claims and/or other Cause of Action which was initiated by one or more of the Debtors is pending on the Effective Date, upon the filing of a notice (and without the need to for a motion and hearing) the applicable Trustee shall be substituted as the new party in interest.

10.2.	Amendment to Claims.

From and after the Effective Date, except as otherwise provided herein, no Claim may be filed to increase or assert additional claims not reflected in an already filed Claim (or Claim scheduled, unless superseded by a filed Claim, on the applicable Debtor’s Schedules of Assets and Liabilities filed in the Chapter 11 Cases) asserted by such claimant and any such

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Claim shall be deemed disallowed and expunged in its entirety without further order of the Bankruptcy Court or any action being required on the part of the Debtors, the Trustees or the Post-Effective Date Entities unless the claimant has obtained prior Bankruptcy Court approval to file such amended or increased Claim.

10.3.	Disputed Claims.

(a)              No Distributions or Payments Pending Allowance. Except as provided in this Section 10.3, Disputed Claims shall not be entitled to any Plan Distributions unless and until such Claims become Allowed Claims.

(b)             Reserves of Plan Consideration for Disputed Claims. On the Effective Date, the Trustees shall create separate reserves for each Class of Claims or Interests, other than LES Damages Claims, which include one or more Disputed Claims or Interests, as the case may be and in accordance with this Plan, funded with the Plan Consideration, including Trust Interests, if any, as to which such Disputed Claims or Interests would have been entitled if Allowed. Such reserved Plan Consideration will be transferred to the applicable Trustee to be held in such reserves for such holders of Disputed Claims and/or Interests, and the applicable Trustee will treat or make an election pursuant to U.S. Treasury Regulations Section 1.468B-9(c) to treat these reserves as one or more “disputed ownership funds” (each, a “Disputed DOF”). The Disputed DOF and not the holders of Disputed Claims and/or Interests or the Debtors will be treated as the owner of the Plan Consideration and any other assets reserved for Disputed Claims and/or Interests. The Disputed DOF will be treated for United States federal income tax purposes as a taxable entity separate from the holders of Disputed Claims and/or Interests or the Post-Effective Date Entities. The Disputed DOF will be responsible for the payment of any taxes imposed on the Disputed DOF (including by way of withholding) resulting from the transfer or holding of reserved Plan Consideration, but the only source of payment therefore will be such Plan Consideration and any funds transferred to the Disputed DOF by holders of the Disputed Claims and/or Interests.

(c)             Amount of Reserves of Plan Consideration. The amount of Plan Consideration reserved for the benefit of a holder of a Disputed Claim, other than a LES Damages Claim, shall be in an amount equal to the Pro Rata Share of Plan Consideration which would have been distributed to the holder of such Disputed Claim if it were an Allowed Claim in an amount equal to the lesser of (i) the asserted face amount of the Disputed Claim, (ii) the amount in which the Disputed Claim is estimated by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Code for purposes of allowance, which amount, unless otherwise ordered by the Bankruptcy Court, shall constitute the maximum amount in which such Claim may ultimately become an Allowed Claim, or (iii) such other amount as may be agreed upon by the holder of such Disputed Claim and the Debtors or the applicable Trustee, or determined by the Bankruptcy Court after notice to the affected holder of a Disputed Claim and a hearing. No Plan Consideration shall be reserved for holders of LES Damages Claims.

(d)              Plan Distributions to Holders of Subsequently Allowed Claims/Interests.On each Distribution Date (or such earlier date as determined by the Post-Effective Date Entities or the Trustees in their sole discretion but subject to this Section 10.3), the Trustees and/or the Trusts, as applicable, will make distributions or payments: (i) on account of any Disputed Claim

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that has become an Allowed Claim since the occurrence of the previous Distribution Date; and (ii) on account of previously Allowed Claims of property that would have been distributed or paid to the holders of such Claims or Interests on the dates distributions previously were made to holders of Allowed Claims or Interests in such Class had the Disputed Claims or Interests that have become Allowed Claims or Interests been Allowed on such dates. The Trustees and/or the Trusts shall distribute in respect of such newly Allowed Claims or Interests the Plan Consideration and/or Cash distributions from the Trusts as to which holders of such Claims or Interests would have been entitled under this Plan if such newly Allowed Claims or Interests were fully or partially Allowed, as the case may be, on the Effective Date, less direct and actual expenses, fees, or other direct costs of maintaining Plan Consideration on account of such Disputed Claims or Interests.

(e)	Distribution of Reserved Plan Consideration Upon Disallowance.

To the extent any Disputed Claim or Interest has become Disallowed in full or in part (in accordance with the procedures set forth in the Plan):

(i)

Any Plan Consideration held by the Trustees or the Post-Effective Date Entities on account of, or to pay, such Disputed Claim or Disputed Interest shall be distributed by the Trustees in accordance with the relative priorities as set forth in Article V of this Plan on the next Subsequent Distribution Date.

(ii)

Any Cash held by the Trusts on account of Trust Interests reserved by the Trustee on account of a Disputed Claim or Interest that has become Disallowed in full or in part shall be redistributed to other Trust Beneficiaries in accordance with the terms of this Plan and the applicable Trust Agreement.

10.4.	Estimation of Claims.

The Trustees may request that the Bankruptcy Court estimate any Claim pursuant to section 502(c) of the Bankruptcy Code for purposes of determining the Allowed amount of such Claim regardless of whether any Person has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim for purposes of determining the allowed amount of such Claim at any time. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim for allowance purposes, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the objecting party may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the objection, estimation, settlement, and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, resolved or withdrawn by any mechanism approved by the Bankruptcy Court. The Trustees may also utilize these estimation procedures for purposes of establishing any reserves that may be necessary or appropriate to permit the Trustees to make interim distributions.

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10.5.	Expenses Incurred On or After the Effective Date.

Except as otherwise ordered by the Bankruptcy Court, and subject to the written agreement of the Post-Effective Date Entities, the amount of any reasonable fees and expenses incurred by any Professional Person (other than professionals representing the Lead Case Plaintiffs) or the Claims Agent on or after the Effective Date in connection with implementation of this Plan, including without limitation, reconciliation of, objection to, and settlement of Claims, shall be paid in Cash in the ordinary course of business by the Trustees or Post-Effective Date Entities.

ARTICLE XI.

PROCEDURES FOR LES DAMAGES CLAIMS

11.1.	Timing of Allowance.

Notwithstanding anything to the contrary herein, no LES Damages Claim shall be Allowed until (a) after the Principal Satisfaction Date, (b) such time as it is Allowed by Final Order of the Bankruptcy Court, and (c) pursuant to the procedures set forth in this Article XI. If the Principal Satisfaction Date does not occur prior to the termination of the LES Trust pursuant to Section 8.7 herein, then all LES Damages Claims shall be deemed Disallowed and expunged in their entirety, and no Plan Distribution shall be made on account of LES Damages Claims.

11.2.	Procedures for Allowance of LES Damages Claims.

(a)              Notice of the Principal Satisfaction Date shall be given by the LES Trustee, within five (5) Business Days of the Principal Satisfaction Date, to (i) the Notice Parties and (ii) all Persons who timely filed proofs of Claim asserting LES Damages Claims on or prior to the applicable Bar Date.

(b)              Within thirty (30) days after the mailing of a notification of the Principal Satisfaction Date, a Person who filed a proof of Claim asserting a LES Damages Claim prior to the applicable Bar Date must submit a Damages Claim Form to the Bankruptcy Court and the Notice Parties.

(c)             LES Damages Claims will be deemed Disallowed and expunged in their entirety, unless the holders of such Claims timely submit a Damages Claim Form.

(d)             Any Damages Claim Form that is timely submitted in accordance with the procedures above shall be deemed to be a supplement to the proofs of Claim asserting LES Damages Claims.

(e)              Only the Post-Effective Date Entities, the Trustees or the Trusts may object to any Damages Claim Form, which objection must be filed by the Damages Claim Objection Deadline.

(f)             As soon as practicable after the Principal Satisfaction Date, the LES Trustee shall seek Bankruptcy Court approval of a protocol for determining whether the LES

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Damages Claims that are the subject of Damages Claim Forms shall be Allowed or Disallowed.

(g)	Only the holders of LES Damages Claims which are determined after a hearing to be Allowed Claims by Final Order shall receive Plan Distributions on account of LES Damages Claims.

11.3.	Timing of Distributions.

As soon as reasonably practicable after all LES Damages Claims have been Allowed or Disallowed by Final Order, or Disallowed by not having filed a timely Damages Claim Motion or otherwise, the LES Trustee shall distribute the Plan Distribution allocated to the holders of Allowed LES Damages Claims in accordance with Section 5.7 of this Plan.

ARTICLE XII.

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

12.1.	General Treatment.

As of and subject to the occurrence of the Effective Date, and except as otherwise ordered by the Bankruptcy Court on prior notice to the affected counterparty, or agreed to by a Debtor or Debtors and the counterparty to an executory contract or unexpired lease, all executory contracts and unexpired leases to which a Debtor is a party shall be deemed rejected, except for any executory contracts or unexpired leases that (a) previously have been assumed or rejected pursuant to a Final Order of the Bankruptcy Court, (b) are designated specifically or by category as a contract or lease to be assumed on the Schedule of Assumed Contracts and Leases, if any (which Schedule of Assumed Contracts and Leases shall be contained in the Plan Supplement, and which may be amended by the Debtors at any time prior to the Effective Date) or (c) are the subject of a separate motion to assume or reject under section 365 of the Bankruptcy Code pending on the Effective Date. As of and subject to the occurrence of the Effective Date, and subject to the payment of the applicable Cure Amount, all executory contracts and unexpired leases identified on the Schedule of Assumed Contracts and Leases shall be deemed assumed. Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Each executory contract and unexpired lease assumed pursuant to this Section 12.1 shall revest in and be fully enforceable by the applicable Post-Effective Date Entity in accordance with its terms, except as modified by the provisions of the Plan, or any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable federal law.

12.2.	Insurance Policies.

All insurance policies pursuant to which the Debtors have any obligations in effect as of the Confirmation Date shall be deemed and treated as executory contracts pursuant to the Plan and shall be assumed and assigned to the respective Trusts or Post-Effective Date Estates and shall continue in full force and effect. Nothing in this Plan shall be deemed to limit any insured from obtaining coverage under any of the Debtors’ insurance policies, notwithstanding Section 7.9 of this Plan.

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12.3.	Claims Based on Rejection of Executory Contracts or Unexpired Leases.

(a)             All Claims arising from the rejection of executory contracts or unexpired leases, if any, will be treated as General Unsecured Claims. Upon receipt of their applicable Plan Distribution pursuant to Article V of the Plan, all such Claims shall be discharged on the Effective Date, and shall not be enforceable against the Debtors, the Post-Effective Date Entities, the Trusts or their respective properties or interests in property.

(b)             All proofs of Claim with respect to Claims arising from the rejection of executory contracts or unexpired leases, to the extent not subject to an earlier Bar Date set by order of the Bankruptcy Court, must be filed with the Bankruptcy Court within thirty (30) calendar days after the date of service of notice of entry of an order (which order may be the Confirmation Order) of the Bankruptcy Court approving such rejection, or such Claims shall be forever barred.

12.4.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.

(a)             Except to the extent that less favorable treatment has been agreed to by the non-Debtor party or parties to each such executory contract or unexpired lease, any monetary defaults arising under each executory contract and unexpired lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the appropriate amount (the “Cure Amount”) in Cash on the later of thirty (30) days after: (i) the Effective Date; or (ii) the date on which the Cure Amount has been resolved (either consensually or through judicial decision).

(b)              No later than five (5) Business Days prior to the commencement of the Confirmation Hearing, the Debtors shall file a schedule (the “Cure Schedule”) setting forth the Cure Amount, if any, for each executory contract or unexpired lease to be assumed pursuant to Section 12.1 of the Plan. Any party that fails to object to the applicable Cure Amount listed on the Cure Schedule within twenty (20) days of the filing thereof, shall be forever barred, estopped and enjoined from disputing the Cure Amount set forth on the Cure Schedule (including a Cure Amount of $0.00) and/or from asserting any Claim against the applicable Debtor arising under section 365(b)(1) of the Bankruptcy Code except as set forth on the Cure Schedule.

(c)             In the event of a dispute (each, a “Cure Dispute”) regarding: (i) the Cure Amount; (ii) the ability of the applicable Post-Effective Date Entity to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (iii) any other matter pertaining to the proposed assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving such Cure Dispute and approving the assumption. To the extent a Cure Dispute relates solely to the Cure Amount, the applicable Debtor may assume and/or assume and assign the applicable contract or lease prior to the resolution of the Cure Dispute provided that such Debtor reserves Cash in an amount sufficient to pay the full amount asserted as cure payment by the non-Debtor party to such contract or lease (or such smaller amount as may be fixed or estimated by the Bankruptcy Court). To the extent the Cure Dispute is resolved or determined unfavorably to the applicable Debtor or Post-Effective Date Entity, as applicable, such Debtor or Post-Effective Date Entity, as applicable,

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may reject the applicable executory contract of unexpired lease after such determination.

12.5.	Post-Petition Contracts and Leases.

(a)             All contracts, agreements and leases that were entered into by the Subsidiary Debtors or assumed by the Subsidiary Debtors after the Petition Date shall be deemed assigned by the Subsidiary Debtors to the respective Post-Effective Date Estates on the Effective Date.

(b)             All contracts, agreements and leases that were entered into by LES or LFG or assumed by LES or LFG after the Petition Date shall be deemed assigned by LES or LFG to the respective Trust on the Effective Date. Notwithstanding the foregoing, as of the Effective Date, the engagement letter between the Debtors and Jenner & Block LLP shall be deemed assigned to the ARS Litigation Sub-Trust.

ARTICLE XIII.

CONDITIONS PRECEDENT TO

CONSUMMATION OF THE PLAN

13.1.	Conditions Precedent to Confirmation.

Confirmation of this Plan is subject to entry of the Confirmation Order by the Bankruptcy Court in form and substance acceptable to the Debtors and the Creditors Committees, and there shall not be a stay or injunction (or similar prohibition) in effect with respect thereto. The Confirmation Order shall contain findings consistent with this Plan and provide for the implementation of the provisions hereof.

13.2.	Conditions Precedent to the Effective Date.

The occurrence of the Effective Date is subject to:

(a)	the Confirmation Order having become a Final Order;

(b)            the Plan Documents being executed and delivered, and any conditions (other than the occurrence of the Effective Date or certification by a Debtor that the Effective Date has occurred) contained therein having been satisfied or waived in accordance therewith;

(c)	the Trust Agreements shall have been fully executed;

(d)           all material governmental, regulatory and third party approvals, authorizations, certifications, rulings, no-action letters, opinions, waivers and/or consents in connection with the Plan, if any, having been obtained and remaining in full force and effect; and

(e)            there shall not be a stay or injunction (or similar prohibition) in effect with respect thereto.

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13.3.	Waiver of Conditions Precedent and Bankruptcy Rule 3020(e) Automatic Stay.

(a)             The Debtors, with the consent of the Creditors Committees, shall have the right to waive the conditions precedent set forth in Sections 13.2 of this Plan at any time without leave of or notice to the Bankruptcy Court and without formal action other than proceeding with consummation of the Plan. Further, the stay of the Confirmation Order, pursuant to Bankruptcy Rule 3020(e), shall be deemed waived by the Confirmation Order.

(b)             If any condition precedent to the Effective Date is waived pursuant to this Section 13.3 and the Effective Date occurs, the waiver of such condition shall benefit from the “mootness doctrine,” and the act of consummation of this Plan shall foreclose any ability to challenge this Plan in any court.

13.4.	Effect of Failure of Conditions.

If all of the conditions to effectiveness and the occurrence of the Effective Date have not been satisfied or duly waived (as provided in Section 13.3 above) on or before the first Business Day that is more than 60 days after the Confirmation Date, or by such later date as set forth by the Debtors in a notice filed with the Bankruptcy Court prior to the expiration of such period, then the Debtors may file a motion to vacate the Confirmation Order before all of the conditions have been satisfied or duly waived. It is further provided that notwithstanding the filing of such a motion, the Confirmation Order shall not be vacated if all of the conditions to consummation set forth in Section 13.2 hereof are either satisfied or duly waived before the Bankruptcy Court enters an order granting the relief requested in such motion. If the Confirmation Order is vacated pursuant to this Section 13.4, this Plan shall be null and void in all respects, the Confirmation Order shall be of no further force or effect, no distributions under this Plan shall be made, the Debtors and all holders of Claims and Interests in the Debtors shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred, and upon such occurrence, nothing contained in this Plan shall: (a) constitute a waiver or release of any Claims against or Interests in the Debtors; (b) prejudice in any manner the rights of the holder of any Claim against or Interest in the Debtors; or (c) constitute an admission, acknowledgment, offer or undertaking by any Debtor or any other entity with respect to any matter set forth in the Plan.

ARTICLE XIV.

EFFECT OF CONFIRMATION

14.1.	Binding Effect.

Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code and subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of this Plan shall bind any holder of a Claim against, or Interest in, the Debtors and inure to the benefit of and be binding on such holder’s respective successors and assigns, whether or not the Claim or Interest of such holder is impaired under this Plan and whether or not such holder has accepted this Plan.

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14.2.	Term of Pre-Confirmation Injunctions or Stays.

Unless otherwise provided herein, all injunctions or stays arising prior to the Confirmation Date in accordance with sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until all of the Trust Proceeds have been distributed, the Debtors have been dissolved, and the Cases have been closed.

14.3.	Injunction Against Interference With Plan.

Upon the entry of the Confirmation Order, all holders of Claims and Interests and other parties in interest, along with their respective present or former affiliates, employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of this Plan.

14.4	Injunction.

(a)              Except as otherwise provided in this Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons who have held, hold or may hold Claims against or Interests in the Debtors or the Estates are, with respect to any such Claims or Interests, permanently enjoined after the Confirmation Date from: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Post-Effective Date Entities, the Estates, the Trusts or any of their property (including insurance proceeds), or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons or any property of any such transferee or successor; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Debtors, the Post-Effective Date Entities, the Trusts, or the Estates or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons, or any property of any such transferee or successor; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Post-Effective Date Entities, the Trusts, or the Estates or any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons (iv) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of this Plan to the full extent permitted by applicable law; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of this Plan; provided, however, that nothing contained herein shall preclude such Persons from exercising their rights, or obtaining benefits, pursuant to and consistent with the terms of this Plan, including Section 1.55 of the Plan, or commencing, enforcing, collecting or otherwise recovering on any suit, action or other proceeding that is not an Enjoined Action against Persons other than Debtors, the Post-Effective Date Entities, the Estates, or the Trusts.

(b)              Except as otherwise provided in this Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons who

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have held, hold or may hold Claims against or Interests in the Debtors or the Estates, other than the Debtors, the Post-Effective Date Entities, or the Trustees and the Trusts on behalf of the Debtors or the Post-Effective Date Entities, are permanently enjoined after the Confirmation Date from: (i) commencing, conducting or continuing in any manner, directly or indirectly, any Enjoined Action; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against any prepetition officer or director of any Debtor, solely in their capacity as such, or any property of any such transferee or successor, each solely in their capacity as such arising from an Enjoined Action; and (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against any prepetition officer or director of any Debtor, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons, arising from an Enjoined Action.

(c)             By accepting distributions pursuant to this Plan, each holder of an Allowed Claim or Interest will be deemed to have specifically consented to the Injunctions set forth in this Section.

14.5.	Exculpation.

As of the Effective Date, the following parties, entities and individuals (in each case, solely in their capacity as such) shall have no liability for any postpetition act taken or omitted to be taken in connection with, or related to the Chapter 11 Cases or formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the consummation of the Plan, the Disclosure Statement, or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other act taken or omitted to be taken in connection with or in contemplation of the Chapter 11 Cases of the Debtors (other than liability determined by a Final Order of a court of competent jurisdiction for actions or failure to act or disclose amounting to gross negligence, willful misconduct, intentional fraud or criminal conduct): (i) the Debtors, their directors, officers and employees, and the agents, financial advisors, investment bankers, professionals, accountants and attorneys of the Debtors and their respective partners, owners and members; (ii) the LFG Governor, and the agents, financial advisors, investment bankers, professionals, accountants and attorneys of the LFG Governor and their respective partners, owners and members (iii) the Creditors Committees, the respective members thereof, and the agents, financial advisors, investment bankers, professionals, accountants and attorneys of the Creditors Committees and their respective partners, owners and members; (iv)  the Trustees, and the agents, financial advisors, investment bankers, professionals, accountants and attorneys of the Trustees and their respective partners, owners and members; and (v) the Trust Committees, the respective members thereof, and the agents, financial advisors, investment bankers, professionals, accountants and attorneys of the Trust Committees and their respective partners, owners and members; provided, however, nothing in this Section 14.5 of the Plan shall be deemed to release any act or omission that arose prior to the Petition Date.

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14.6.	Injunction Related to Exculpation.

The Confirmation Order shall permanently enjoin the commencement or prosecution by any Person or entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities released pursuant to Section 14.5 of this Plan.

14.7.	Claims Between and Against Other Debtors.

Except as otherwise set forth herein, or to enforce the terms of this Plan, each of the Debtors is prohibited from asserting, and hereby agrees to release, any Claim against the other, including a Claim arising under Chapter 5 of the Bankruptcy Code. This Section 14.7 shall not be deemed a release of (a) joint tortfeasors, officers, directors, representatives, agents, successors and assigns of the Debtors, or any other third party, or (b) any Intercompany Claims preserved pursuant to Section 2.2 of this Plan.

14.8.	LFG Guarantee Claims.

Except for LFG Exchange Guarantee Claims, all claims of Exchange Customers, in their capacity as such, against LFG shall be forever barred and disallowed.

14.9.	Release of Certain Avoidance Actions.

Upon, and subject to, the Effective Date, any avoidance or recovery actions under sections 544, 547, 548, 549 and 550 of the Bankruptcy Code against an Exchange Customer who ultimately holds an Allowed Claim and who timely and properly voted to accept the Plan shall be released.

14.10.	Retention of Causes of Action/Reservation of Rights.

Subject to Sections 14.5, 14.7, and 14.9 of this Plan, nothing contained in this Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, claims or Causes of Action, rights of setoff, or other legal or equitable defenses that the Debtors had immediately prior to the Effective Date on behalf of the Estates or of themselves in accordance with any provision of the Bankruptcy Code or any applicable non-bankruptcy law. The Post-Effective Date Estates and the Trusts, as applicable, shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action, rights of setoff, or other legal or equitable defenses as fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and/or equitable rights respecting any Claim left unimpaired, may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced. Among the rights retained and reserved shall be the right to conduct examinations pursuant to Rule 2004 of the Bankruptcy Rules, which rights are transferred to the Trusts pursuant to the terms of this Plan and may be exercised by the Trustees notwithstanding entry of the Confirmation Order and/or the occurrence of the Effective Date.

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14.11.	Indenture Trustee Charging Lien.

Notwithstanding any provision contained in this Plan to the contrary, after the Effective Date, the Indenture Trustee shall retain its charging lien arising pursuant to Section 8.06 of each of the Indentures, to the same extent and validity of such lien prior to the Effective Date.

ARTICLE XV.

RETENTION OF JURISDICTION

Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction, pursuant to 28 U.S.C. §§ 1334 and 157, over all matters arising in, arising under, or related to the Chapter 11 Cases for, among other things, the following purposes:

(a)             To hear and determine applications for the assumption or rejection of executory contracts or unexpired leases and the Cure Disputes resulting therefrom;

(b)             To determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date, including, without limitation, issuing any order pursuant to Bankruptcy Rule 2004;

(c)             To ensure that distributions to holders of Allowed Claims or Allowed Interests are accomplished as provided herein;

(d)             To consider Claims or Interests or the allowance, classification, priority, compromise, estimation, or payment of any Claim or Interest, including any Administrative Expense Claim;

(e)             To enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

(f)             To issue and enforce injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation, or enforcement of this Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(g)             To hear and determine any application to modify this Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in this Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

                               (h)            To hear and determine all Fee Claims;

                                (i)             To resolve disputes concerning any reserves with respect to Disputed

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Claims or the administration thereof;

(j)             To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan, the Confirmation Order, any transactions or payments contemplated hereby, or any agreement, instrument, or other document governing or relating to any of the foregoing;

(k)	To hear and determine Damages Claim Motions;

(l)             To take any action and issue such orders, including any such action or orders as may be necessary after occurrence of the Effective Date and/or consummation of the Plan, as may be necessary to construe, enforce, implement, execute, and consummate this Plan, including any exculpation, release or injunction provisions set forth herein, issue any order necessary or appropriate to determine (and/or to direct) the portion of any Waterfall Proceeds to be delivered to the appropriate Trustee(s) pursuant to Section 8.11(b), or to maintain the integrity of this Plan following consummation;

(m)             To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(n)             To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(o)             To hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code;

(p)             To resolve any disputes concerning whether a Person or entity had sufficient notice of the Chapter 11 Cases, the Disclosure Statement Hearing, the Confirmation Hearing, any applicable Bar Date, or the deadline for responding or objecting to a Cure Amount, for the purpose of determining whether a Claim or Interest is discharged hereunder, or for any other purpose;

(q)             To recover all Assets of the Debtors and property of the Estates, wherever located;

(r)             To determine the appropriate amount of Plan Consideration to reserve pursuant to Section 10.3(c) of this Plan, including a determination that a previously set reserve should be reduced;

(s)             To hear and determine any matters relating to the Assets or dissolution of Post-Effective Date LFG;

(t)             To resolve any disputes concerning the Trusts or the Trust Agreements; and

(u)	To enter a final decree closing each of the Chapter 11 Cases.

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ARTICLE XVI.

MISCELLANEOUS PROVISIONS

16.1.	Exemption from Certain Transfer Taxes.

To the fullest extent permitted by applicable law, all sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Confirmation Date through and including the Effective Date, including the transfers effectuated under this Plan, the sale by the Debtors of any owned property pursuant to section 363(b) of the Bankruptcy Code, and any assumption, assignment, and/or sale by the Debtors of their interests in unexpired leases of non-residential real property or executory contracts pursuant to section 365(a) of the Bankruptcy Code, shall constitute a “transfer under a plan” within the purview of section 1146 of the Bankruptcy Code, and shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

16.2.	Dissolution of Creditors Committees.

The Creditors Committees shall be automatically dissolved upon the Effective Date, and all members, employees or agents thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.

16.3.	Termination of Professionals.

On the Effective Date, the engagement of each Professional Person retained by the Debtors and the Creditors Committees, if any, shall be terminated without further order of the Bankruptcy Court or act of the parties; provided, however, such Professional Persons shall be entitled to prosecute their respective Fee Claims and represent their respective constituents with respect to applications for payment of such Fee Claims and the Post-Effective Date Entities shall be responsible for the fees, costs and expenses associated with the prosecution of such Fee Claims. Nothing herein shall preclude any Post-Effective Date Entity from engaging a Professional Person on and after the Effective Date in the same capacity as such Professional Person was engaged prior to the Effective Date.

16.4.	Access.

From the Effective Date, the Post-Effective Date Entities shall cooperate with any Person that served as a director or officer of a Debtor at any time prior to the Effective Date, and make available to any such Person, subject to applicable confidentiality and privilege concerns, such documents, books, records or information relating to the Debtors’ activities prior to the Effective Date that such Person may reasonably require in connection with the defense or preparation for the defense of any claim against such Person relating to any action taken in connection with such Person’s role as a director or officer of a Debtor.

16.5.	Amendments.

                                 (a)             Plan Modifications. This Plan may be amended, modified, or supplemented by the Debtors, with the consent of each Creditors Committee, which consent shall

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not be unreasonably withheld, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as otherwise ordered by the Bankruptcy Court. In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of holders of Allowed Claims or Allowed Interests pursuant to this Plan, after notice to the Creditors Committees, the Debtors may remedy any defect or omission or reconcile any inconsistencies in this Plan, the Plan Documents and/or the Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of this Plan, and any holder of a Claim or Interest that has accepted this Plan shall be deemed to have accepted this Plan as amended, modified, or supplemented.

(b)              Other Amendments. Prior to the Effective Date, the Debtors, with the consent of each Creditors Committee, may make appropriate technical adjustments and modifications to this Plan without further order or approval of the Bankruptcy Court; provided, however, that, such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Interests under the Plan or the rights and responsibilities of the Trustees.

16.6.	Revocation or Withdrawal of this Plan.

The Debtors reserve the right to revoke or withdraw this Plan prior to the Effective Date. If the Debtors revoke or withdraw this Plan prior to the Effective Date as to any or all of the Debtors, or if confirmation or consummation as to any or all of the Debtors does not occur, then, with respect to such Debtors: (a) this Plan shall be null and void in all respects; (b) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases affected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void; and (c) nothing contained in this Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person or (iii) constitute an admission of any sort by the Debtors or any other Person. Notwithstanding anything to the contrary contained herein and except to the extent necessitated by the Debtors’ fiduciary obligations, the Debtors shall not seek to withdraw or revoke this Plan without the consent of the Creditors Committees.

16.7.	Allocation of Plan Distributions Between Principal and Interest.

To the extent that any Allowed Claim entitled to a distribution under the Plan consists of indebtedness and other amounts (such as accrued but unpaid interest thereon), such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to such other amounts.

16.8.	Severability.

If, prior to the entry of the Confirmation Order, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the remainder of the terms

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and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each remaining term and provision of this Plan is valid and enforceable pursuant to its terms.

16.9.	Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent a Plan Document or exhibit or schedule to the Plan provide otherwise, the rights, duties, and obligations arising under this Plan and the Plan Documents shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Virginia, without giving effect to the principles of conflict of laws thereof.

16.10.	Section 1125(e) of the Bankruptcy Code.

The Debtors have, and upon confirmation of this Plan shall be deemed to have, solicited acceptances of this Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, and the Debtors (and their affiliates, agents, directors, officers, employees, advisors, and attorneys) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale, and purchase of the securities offered and sold under this Plan, and therefore are not, and on account of such offer, issuance, sale, solicitation, and/or purchase will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or offer, issuance, sale, or purchase of the securities offered and sold under this Plan.

16.11.	Inconsistency.

In the event of any inconsistency among the Plan, the Disclosure Statement, the Plan Documents, any exhibit to the Plan or any other instrument or document created or executed pursuant to the Plan, the provisions of the Plan shall govern.

16.12.	Time.

In computing any period of time prescribed or allowed by this Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

16.13.	Exhibits.

All exhibits to this Plan are incorporated and are a part of this Plan as if set forth in full herein.

16.14.	Notices.

In order to be effective, all notices, requests, and demands to or upon the Debtors shall be in writing (including by facsimile transmission) and, unless otherwise provided herein, shall be deemed to have been duly given or made only when actually delivered or, in the case of

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notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtors:

LandAmerica Financial Group, Inc.

5600 Cox Road

Glen Allen, Virginia 23060

Attn:	G. William Evans

-and-

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019-6099

Attn:	Paul V. Shalhoub, Esq.
Rachel C. Strickland, Esq.

Telephone: (212) 728-8000

Facsimile:	(212) 728-8111

Co-Counsel to the Debtors

-and-

McGuireWoods LLP

One James Center

901 East Cary Street

Richmond, Virginia 23219-4030

Attn:	Dion W. Hayes
John H. Maddock III

Co-Counsel to the Debtors

If to the LES Creditors Committee:

Akin Gump Strauss Hauer & Feld LLP

1700 Pacific Avenue, Suite 4100

Dallas, TX 75201-4675

Attn:	Charles R. Gibbs, Esq.
Sarah Link Schultz, Esq.

-and-

                        Tavenner & Beran, PLC

20 North Eighth Street, Second Floor

Richmond, Virginia 23219

Attn:	Lynn Tavenner, Esq.

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If to the LFG Creditors Committee:

Bingham McCutchen LLP

399 Park Avenue

New York, NY 10022-4689

Attn:	Jeffrey S. Sabin, Esq.

-and-

LeClair Ryan, A Professional Corporation

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, VA 23218-2499

Attn:	Bruce H. Matson, Esq.

16.15.	Filing of Additional Documents.

On or before substantial consummation of the Plan, the Debtors shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any such agreements or other documents relating specifically to the terms and conditions of the Plan shall be in form and substance acceptable to the Debtors and the Creditors Committees.

16.16.	Reservation of Rights.

Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of this Plan, any statement or provision contained herein, or the taking of any action by the Debtors with respect to this Plan shall be or shall be deemed to be, an admission or waiver of any rights of the Debtors with respect to any Claims or Interests prior to the Effective Date.

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Dated:	_________ __, 2009
Richmond, Virginia
Respectfully submitted,
LANDAMERICA FINANCIAL GROUP, INC.,
on behalf of itself and its affiliated Debtors

By:
G. William Evans
Executive Vice President and Chief Financial Officer

Counsel:

WILLKIE FARR & GALLAGHER LLP

Paul V. Shalhoub, Esq.

Rachel C. Strickland, Esq.

787 Seventh Avenue

New York, NY 10019

(212) 728-8000

Co-Counsel for the Debtors

and Debtors in Possession

- and -

McGUIREWOODS LLP

Dion W. Hayes

John H. Maddock III

One James Center

901 East Cary Street

Richmond, Virginia 23219-4030

(804) 775-1000

Co-Counsel for Debtors

and Debtors In Possession

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